Exhibit 99.(a)(1)(A)

POWER INTEGRATIONS, INC.

5245 HELLYER AVENUE

SAN JOSE, CA 95138-1002

TELEPHONE: (408) 414-9200

OFFER TO AMEND ELIGIBLE OPTIONS

AUGUST 14, 2007

POWER INTEGRATIONS, INC.

OFFER TO AMEND ELIGIBLE OPTIONS

THE OFFER EXPIRES AT 11:59 P.M., PACIFIC TIME, ON SEPTEMBER 12, 2007, UNLESS THE

OFFER PERIOD IS EXTENDED

As more fully described in the attached disclosure document for the Offer to Amend Eligible Options (the “Offering Memorandum”), Power Integrations, Inc. (“Power Integrations”) is offering certain optionees the opportunity to amend certain portions of certain stock options to purchase Power Integrations common stock to increase the exercise price of these options in order to limit the potential adverse personal tax consequences that may apply to these stock options under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) and the proposed regulations issued by the U.S. Internal Revenue Service (the “IRS”) thereunder (as further described in Section 12 of this Offering Memorandum). We are making the offer (the “Offer”) upon the terms and subject to the conditions described in this Offering Memorandum, including the conditions described in Section 7 of this Offering Memorandum.

The “Expiration Time” of the Offer is 11:59 p.m. Pacific Time on September 12, 2007. If we extend the period of time during which the Offer remains open, the term “Expiration Time” will refer to the last time and date on which the Offer expires.

The stock options that are the subject of the Offer are those stock options that have each of the following characteristics (the “Eligible Options”):

•

were granted to an “Eligible Optionee” (defined below) under, the Power Integrations, Inc. 1997 Stock Option Plan, as amended (the “1997 Plan”), or the Power Integrations, Inc. 1998 Nonstatutory Stock Option Plan, as amended (the “1998 Plan”) (together, the “Plans”); and

•	were granted on any of the dates set forth in Attachment A hereto during the period from January 2, 2001 to December 21, 2005 (the “Review Period”); and

•	were determined to have been issued at a discount for accounting purposes; and

•	have not been brought into compliance with Section 409A previously.

Only certain portions of Eligible Options may be amended under the Offer. The portion of the Eligible Option that is eligible to be amended under the Offer is the portion that has each of the following characteristics (the “Eligible Portion”):

•	the portion of the Eligible Option that is beneficially owned by the Eligible Optionee; and

•	the portion of the Eligible Option that vested or is scheduled to vest after December 31, 2004; and

•	the portion of the Eligible Option that is still outstanding and unexercised as of the Expiration Time.

Please note that the portions of Eligible Options (A) that are considered “Grandfathered Options” (defined below), (B) that have already been exercised, (C) that have expired or otherwise been cancelled or (D) that are beneficially owned by someone other than the Eligible Optionee are not eligible for the Offer (collectively, the “Ineligible Portion”). A “Grandfathered Option” is the portion of your Eligible Option that was vested as of December 31, 2004. Under the currently available guidance under Section 409A, Grandfathered Options are exempted from the adverse personal tax treatment under Section 409A and therefore are not subject to the Offer. Any amendment of the Eligible Portion of your Eligible Option will not affect the Ineligible Portion of your Eligible Option.

All individuals who were granted Eligible Option(s) with an Eligible Portion and who, as of the Expiration Time, (1) are current employees of Power Integrations and (2) are subject to taxation in the United States under Section 409A in respect of their Eligible Option may participate in the Offer (the “Eligible Optionees”). We note that none of our current or former executive officers or members of our Board of Directors (the “Board”) hold Eligible Options and therefore none is eligible to participate in the Offer.

-ii-

If you are an Eligible Optionee, in the email that is being sent to you in connection with this Offering Memorandum, you will also receive your personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Option(s) (including the Eligible Portion(s) thereof) (the “Election Form”). If you believe you may be an Eligible Optionee and have not yet received your personalized Election Form, please contact the Option Tender Offer Team immediately at TO@powerint.com.

As noted above, the Offer is being conducted to address certain potential adverse personal tax consequences under Section 409A. Power Integrations has determined that certain stock options were granted, for accounting purposes, with an exercise price that is less than the fair market value of the Power Integrations common stock subject to such options on the applicable “measurement date” (which is the date of grant for accounting purposes but which is not necessarily the same as the “grant date” set forth on your option agreement). As a result of this accounting determination, these stock options may be deemed to have been granted, for tax purposes, with an exercise price that is less than the fair market value of Power Integrations common stock on the grant date (that is, they may be deemed to be “discounted” for tax purposes) and therefore may be subject to adverse personal tax consequences under Section 409A. These adverse personal tax consequences, discussed in greater detail in Section 12 of this Offering Memorandum, may include an obligation to recognize, in connection with the vesting of the option and regardless of whether the option is ever exercised, ordinary income tax at your usual rate, plus an additional 20% federal excise tax under Section 409A, plus certain other state and federal tax penalties (including state taxes that may duplicate the excise tax imposed under Section 409A), all of which could result in an Eligible Optionee paying tax at an aggregate tax rate of 80% or more on the Eligible Portion as a consequence of the option being subject to Section 409A.

The Offer is being made to permit Eligible Optionees to address the potential adverse personal tax consequences that may apply to their Eligible Options under Section 409A (and under state tax laws of similar effect). Under the currently available guidance for Section 409A, Eligible Optionees may be able to avoid or minimize the adverse personal tax treatment of Section 409A if certain changes are made to the Eligible Portions of the Eligible Options. Therefore, we are offering to amend your Eligible Option(s) to increase the exercise price of the Eligible Portion(s) to the applicable “Revised Exercise Price” (as defined below). We believe that, as a result of such amendment, your Eligible Option(s) should no longer be subject to the adverse personal tax treatment of Section 409A (and state tax laws of similar effect). However, you should note that the application of Section 409A (and any state tax laws of similar effect) to the Eligible Options, as amended pursuant to this Offer, is not entirely free from doubt, and we make no representations as to the effect of this Offer on the application of Section 409A and similar state taxes. See Section 12 of the Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 28.

The table in substantially the form of Attachment A hereto sets forth, with respect to each original grant date at issue, the respective original exercise price and the fair market value of the common stock on the Revised Measurement Date (which is the “Revised Exercise Price” for the Eligible Portion(s) of your Eligible Option(s) if you accept this Offer), and the applicable “Price Differential” (i.e., the difference per share between the original exercise price and the Revised Exercise Price). The “Revised Measurement Date” is the “measurement date” that was determined for accounting purposes. In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the NASDAQ Global Market on that date. Accordingly, the Revised Exercise Price set forth in Attachment A reflects the closing price of our common stock on the NASDAQ Global Market on the Revised Measurement Date.

Each Eligible Option that is amended pursuant to this Offer (each an “Amended Option”) will generally have the same material terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date, except that the Eligible Portion of an Amended Option will have a new exercise price. The amendment of each Eligible Option pursuant to this Offer will not affect the terms and conditions of the Ineligible Portion of such Eligible Option. Regardless of whether the Eligible Option is amended, the entire Eligible Option (both the Eligible Portion and the Ineligible Portion) will be deemed to be a nonqualified stock option for exercises after August 14, 2007.

As an additional part of the Offer, Eligible Optionees who accept this Offer to amend the Eligible Portion(s) of their Eligible Option(s) to reflect the Revised Exercise Price(s) will receive, with respect to each Amended Option, a cash payment equal to the applicable Price Differential of the Amended Option, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion (less applicable tax withholding) of such Amended Option (the “Cash Payment”). Promptly following the expiration of the Offer, we will send each Eligible

-iii-

Optionee who holds an Amended Option a Final Election Confirmation Statement (in substantially the form of Attachment D hereto) that will contain a “Promise to Make Cash Payment” evidencing the right to receive the Cash Payment. Eligible Optionees will be entitled to receive the Cash Payments regardless of whether they remain employed with Power Integrations on the actual payment date and regardless of whether the Eligible Portion of the Amended Option to which such payment relates has vested. However, in compliance with the applicable provisions of Section 409A, the Cash Payment will not be made until January 9, 2008.

You are not required to tender your Eligible Option(s) for amendment. If you elect to tender an Eligible Option, you must tender the entire Eligible Portion. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. If you decide to tender any of your Eligible Options, you may not tender less than all of your Eligible Options. You may not tender stock options that are not Eligible Options. If you hold more than one Power Integrations stock option, you may hold both Eligible Option(s) and options that are not affected by Section 409A. Some, but not all, of the outstanding options that were granted during the Review Period and for which all or a portion of such options were unvested as of December 31, 2004, are not considered Eligible Options for purposes of this Offer. Your personalized Election Form will identify those stock options that are Eligible Options for purposes of this Offer.

If you have properly accepted this Offer, Power Integrations will amend the Eligible Portion(s) of your Eligible Option(s), effective as of the Expiration Time (such date, the “Amendment Date”), to reflect the Revised Exercise Price. You will receive a Notice of Receipt of Election Form (in substantially the form of Attachment C hereto) confirming your election within three business days after we receive your Election Form (or a change to your election) and then a Final Election Confirmation Statement (in substantially the form of Attachment D or Attachment E hereto, as applicable) within three business days after the Expiration Time of the Offer.

You should be aware that adverse personal tax consequences under Section 409A (and similar state tax laws of similar effect) may apply to any Eligible Option if it is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws of similar effect). Before deciding whether to tender your Eligible Option(s) for amendment, you should carefully review this Offering Memorandum, as well as the information on Power Integrations to which we refer you in this Offering Memorandum.

ALTHOUGH THE BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER AND AMEND YOUR ELIGIBLE OPTION(S). YOU MUST MAKE YOUR OWN DECISION WHETHER TO AMEND YOUR ELIGIBLE OPTION(S). YOU SHOULD CAREFULLY REVIEW THIS OFFERING MEMORANDUM IN ITS ENTIRETY BEFORE DECIDING WHETHER TO ELECT TO AMEND YOUR ELIGIBLE OPTION(S). WE RECOMMEND THAT YOU CONSULT WITH YOUR PERSONAL FINANCIAL, LEGAL AND TAX ADVISORS TO DETERMINE THE CONSEQUENCES OF ELECTING OR DECLINING TO PARTICIPATE IN THE OFFER.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction. If we withdraw the Offer in a particular jurisdiction, the Offer will not be made to, nor will requests for amendments be accepted, from or on behalf of Eligible Optionees in such jurisdiction. However, we may take any actions necessary for us to make the Offer legally available to Eligible Optionees in any jurisdiction.

Shares of our common stock are quoted on the NASDAQ Global Select Market under the symbol “POWI.” On August 13, 2007, the closing price of our common stock as reported on the NASDAQ Global Market was $27.90 per share. As of August 7, 2007, options to purchase 8,450,662 shares of our common stock were issued and outstanding under the Plans, including the Eligible Portions of the Eligible Options to purchase up to 511,258 shares of our common stock. This Offer is not conditioned upon the acceptance of the Offer with respect to a minimum number of Eligible Options.

You should direct questions about the Offer and requests for assistance in completing the necessary forms to the Option Tender Offer Team at TO@powerint.com, via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California, 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907. For information regarding your vesting and/or exercise activity, please contact Laura Bright at laura.bright@powerint.com.

-iv-

This transaction has not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) nor has the SEC passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and the rules of the applicable Plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only. We strongly recommend that you consult with your personal tax advisor to determine the tax consequences of electing or declining to participate in the Offer.

IMPORTANT

Whether you accept this Offer or not, you must complete and submit an Election Form that sets forth your election for each of your Eligible Option(s). The form of Election Form is attached as Attachment B hereto and your personalized Election Form, which will be sent to you via email or hand delivered, must be delivered via email to TO@powerint.com or by mail, courier or hand delivery at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Eric Wurzburger, or by facsimile to (408) 414-8907. Your completed Election Form, and any subsequent change thereto, must be received by 11:59 p.m., Pacific Time, on September 12, 2007 (or a later termination date if we extend the Offer). The method of delivery of all documents, including the Election Form and any other required documents, is at your election and risk. If delivery is by mail, we recommend you use certified mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Any Election Form not received by the Expiration Time will be disregarded.

You may be receiving the Offer materials by electronic means. You may request a written copy of any or all of these materials at no charge by sending an email to the Option Tender Offer Team at TO@powerint.com by writing to 5245 Hellyer Avenue, San Jose, California, 95138-1002 Attn: Option Tender Offer Team, or by faxing to (408) 414-8907.

We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Option(s) pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offering Memorandum (including the Attachments hereto). If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by Power Integrations. We recommend that you consult with your financial, legal and tax advisors to determine the tax and other consequences to you of electing or declining to participate in the Offer.

-v-

RISK FACTORS RELATING TO THE OFFER		vii

SUMMARY TERM SHEET & FREQUENTLY ASKED QUESTIONS		1

THE OFFER

1.	ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF OFFER.	15

2.	PURPOSE OF THE OFFER	19

3.	STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER	20

4.	PROCEDURES FOR AMENDING ELIGIBLE OPTIONS	20

5.	CHANGE IN ELECTION	21

6.	ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT	22

7.	CONDITIONS OF THE OFFER.	23

8.	PRICE RANGE OF COMMON STOCK	25

9.	INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS	25

10.	ACCOUNTING CONSEQUENCES OF THE OFFER	27

11.	LEGAL MATTERS; REGULATORY APPROVALS	27

12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	27

13.	EXTENSION OF OFFER; TERMINATION; AMENDMENT	30

14.	FEES AND EXPENSES	30

15.	SOURCE AND AMOUNT OF CONSIDERATION	30

16.	INFORMATION ABOUT POWER INTEGRATIONS	31

17.	ADDITIONAL INFORMATION	34

18.	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS	35

ATTACHMENT A	TABLE OF GRANT DATES	A-1

ATTACHMENT B	FORM OF ELECTION FORM	B-1

ATTACHMENT C	FORM OF EMAIL: NOTICE OF RECEIPT OF ELECTION FORM (PRE-EXPIRATION TIME)	C-1

ATTACHMENT D	FORM OF EMAIL: FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME FOR OFFER PARTICIPANTS)	D-1

ATTACHMENT E	FORM OF EMAIL: FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME FOR OFFER NON-PARTICIPANTS)	E-1

-vi-

RISK FACTORS RELATING TO THE OFFER

Participation in this Offer involves a number of potential risks.

This section highlights the material risks of accepting the Offer and tendering your Eligible Option(s) for amendment and relating to the Offer. You should carefully consider these risk factors relating to the Offer described below and the risk factors relating to our business and financial condition in our periodic reports (as described below), and you should carefully read the remainder of this Offering Memorandum (including the Exhibits to the Schedule TO and the Attachments hereto) (available at www.sec.gov or by contacting the Option Tender Offer Team via email at TO@powerint.com, via mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile to (408) 414-8907) before deciding to accept or decline the Offer.

Tax Risks

The determination as to whether your Eligible Option(s) were granted at a discount for purposes of Section 409A is not completely certain.

As part of the investigation of our historical option grant practices and related accounting and our subsequent restatement of certain of our financial statements, it has been determined that the Eligible Options have a different “measurement date” for accounting purposes than the stated “grant date.” As the fair market value on the “measurement date” exceeds the fair market value on the “grant date” in the case of each Eligible Option, the Eligible Options were deemed to have been granted at a discount from the fair market value on the measurement date. The definition of “measurement date” for accounting purposes is somewhat different than the definition of “grant date” for tax purposes, but these two terms are not substantially different. It is not clear based on the currently available guidance under the Code whether the IRS will determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A and the rules governing incentive stock options) must be the same as the “measurement date” (for accounting purposes).

Even if you accept the Offer and receive Amended Option(s), the tax treatment of Amended Option(s) under Section 409A is not completely certain, and you may still be required to recognize income prior to the exercise of your Amended Option(s) and pay a 20% federal penalty plus additional interest penalties in respect of your Amended Option(s) under Section 409A.

Because each Eligible Option was issued with an exercise price that is or may be lower than the fair market value of the underlying shares on the date of grant, such options may be subject to adverse personal taxation under Section 409A. Section 409A generally provides that you will recognize taxable income at the time a discounted stock option is no longer subject to a substantial risk of forfeiture (for example, when such option vests) and that you will recognize additional taxable income each year until the discounted option is exercised. Such income would be taxable at ordinary income rates and will also be subject to a 20% federal penalty tax, and possibly interest charges, in addition to the usual applicable withholding and employment taxes.

We believe that by accepting the Offer, an Eligible Optionee may avoid or minimize the adverse personal tax consequences under Section 409A, as we believe that we have complied in good faith with the guidance issued to date by the IRS with respect to offering to amend the Eligible Options to avoid or minimize the adverse personal tax consequences of Section 409A. Guidance issued after the date of this Offer or a future determination by the IRS could provide that the Amended Options do not avoid the adverse personal tax consequences of Section 409A. Therefore, it is not completely certain that amending the Eligible Options pursuant to this Offer would completely avoid the potential adverse personal tax consequences under Section 409A.

The tax treatment of discounted options under state tax law or the tax laws of other jurisdictions is not completely certain, and you may be required to recognize income prior to the exercise of your Eligible Option(s) or pay an additional tax penalty and interest charge in respect of your Eligible Option(s) under applicable state or foreign tax laws, even if you participate in the Offer.

It is possible that the discounted options will be subject to taxes that are imposed under applicable state tax laws or foreign tax laws that are similar to Section 409A. Therefore, you may incur taxes and penalties under such provisions with respect to your Eligible Option(s) based on the state in which you are subject to taxation in addition to the federal taxes and penalties you may pay under Section 409A. For instance, California has adopted a provision similar to Section 409A that will result in an aggregate state and federal tax rate of approximately 80% with regard to a discounted stock option.

-vii-

In addition, if you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one jurisdiction may apply to your Eligible Option(s) as a result of your participation in the Offer.

Section 12 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer. Section 12 does not describe the tax consequences of any state or other jurisdiction. You are strongly encouraged to consult with your personal tax advisor to confirm your individual tax exposure.

If your Eligible Option was granted with the intention of being treated as an “incentive stock option” (as such term is defined under the Code), it may be that your Eligible Option does not need to be amended under the Offer.

Certain of the Eligible Options were originally granted with the intention that such awards would qualify as “incentive stock options” (“ISOs”) as such term is defined for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) to qualify as an ISO. In part because of this requirement as to the exercise price, ISOs are exempt from the adverse personal tax consequences of Section 409A. Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible Options, there can be no assurance that the Eligible Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible Options are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, we will be treating exercises of Eligible Options as exercises of nonqualified stock options (“NSOs”) from and after the date on which this Offer commences, including Eligible Options that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer. However, it may later be determined by the IRS that the Eligible Options could have remained ISOs if the Eligible Options had not been amended pursuant to the Offer. If the IRS determines that the Eligible Options that were intended to be treated as ISOs do qualify as ISOs, then such ISOs would not have needed to be amended pursuant to the Offer to avoid the adverse personal tax consequences under Section 409A.

Section 12 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer. You should review Section 12 carefully and you are strongly encouraged to consult with your own tax advisor to determine the tax consequences of the Offer applicable to your particular situation.

Procedural Risks

If you participate in the Offer, there are a number of procedural steps that must be followed for you to amend your Eligible Option(s). These procedural steps are discussed in greater detail in Sections 4 and 5 of this Offering Memorandum. If you fail to follow these procedural steps, you will risk that your Eligible Option(s) will not be amended in the Offer.

You are responsible for making sure that you have made an accurate and complete election prior to the Expiration Time. You should make a copy of the Election Form that you submit, the Outlook email “delivery receipt” that you receive upon your submission (or other evidence of delivery, if you chose another authorized delivery method) and each Notice of Receipt of Election Form and Final Election Confirmation Statement that you receive. You must submit all Election Forms via email to TO@powerint.com, via hand delivery, courier or mail to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California, 95138-1002, Attn: Eric Wurzburger, or via facsimile to (408) 414-8907. Submissions made by any other means including inter-office mail will NOT be accepted.

-viii-

Your Election Form, and any subsequent change thereto, must be received by 11:59 p.m., Pacific Time, on September 12, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded.

You will receive a Notice of Receipt of Election Form confirming your election within three business days after we receive your Election Form (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. In the event that you do not receive the Notice of Receipt of Election Form or the Final Election Confirmation Statement confirming your elections in the time frames described above, you must send your printed copies of your Election Form and email delivery receipts (or other evidence of delivery in the event you chose another authorized delivery method) and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive, to the Option Tender Offer Team via email at TO@powerint.com, via courier, mail or hand delivery to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002 Attn: Eric Wurzburger, or via facsimile to (408) 414-8907 to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive your Notice of Receipt of Election Form or your Final Election Confirmation Statement, please send an email to the Option Tender Offer Team at TO@powerint.com or send a letter to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or send a fax to (408) 414-8907.

Business-Related Risks

If you participate in the Offer, you should be aware there are a number of risks that Power Integrations is exposed to in the ordinary course of its business.

In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on August 8, 2007 and our Quarterly Reports on Form 10-Q for the periods ending March 31, 2007 and June 30, 2007 filed with the SEC on August 9, 2007, which are incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

-ix-

OFFERING MEMORANDUM

FOR

OFFER TO AMEND ELIGIBLE OPTIONS

SUMMARY TERM SHEET & FREQUENTLY ASKED QUESTIONS

This section provides a table describing the material terms of the Offer and then reviews, in question-and-answer format, the material terms of the Offer. The complete description of the Offer begins on page 16 of this Offering Memorandum. Because this summary does not contain all of the information you should consider in deciding whether to accept the Offer, you should read carefully the remainder of this Offering Memorandum (including the Exhibits to the Schedule TO, and the Attachments hereto) (available at www.sec.gov or by request to The Option Tender Offer Team via email at TO@powerint.com, via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California, 95138-1002, Attn: Option Tender Offer Team, or by fax to (408) 414-8907), as well as the information to which we refer you. The Offer is made subject to the terms and conditions of these documents, as they may be amended. You should also review and consider the risks detailed in the Risk Factors relating to the Offer.

Summary of Material Terms of the Offers

Eligible Options	Eligible Options are those stock options that were granted (1) under one of the Plans, (2) with an exercise price per share that, for accounting purposes, was determined to have been issued at a discount to the price of Power Integration’s common stock underlying the option on the option’s grant date, (3) with an original grant date as listed in Attachment A hereto, and (4) have not been brought into compliance with Section 409A previously. Some, but not all, of the outstanding options that were granted during the Review Period, and for which all or a portion of such options were unvested as of December 31, 2004, are not considered Eligible Options for purposes of this Offer.

Eligible Portion	Only the Eligible Portion of an Eligible Option may be tendered in the Offer. The Eligible Portion of the Eligible Option is the portion that (1) vested or is scheduled to vest after December 31, 2004 and (2) was granted to, and remains beneficially owned by, an Eligible Optionee and (3) remains outstanding and unexercised as of the Expiration Time.

Eligible Optionees	All individuals who were granted Eligible Option(s) and who, as of the Expiration Time, are (1) current employees of Power Integrations and (2) subject to U.S. taxation may participate in the Offer. We note that none of our current or former executive officers or members of our Board of Directors (the “Board”) hold Eligible Options and therefore none is eligible to participate in the Offer.

Proposed Amendment	Power Integrations will amend the Eligible Portion(s) of the Eligible Option(s) to reflect the Revised Exercise Price and Revised Measurement Date. The other material terms and conditions of the Eligible Option(s), including the vesting schedule and option expiration date, will not be affected by the Offer.

Revised Exercise Price	For Eligible Options, the Revised Exercise Price is set forth opposite on Attachment A hereto.

Revised Measurement Date	The “measurement date” that was determined for accounting purposes with respect to the Eligible Option.

Cash Payment	For each Eligible Option tendered and accepted under the Offer, Eligible Optionees will receive a cash payment equal to the increase in exercise price, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion of such Eligible Option (less applicable tax withholding) (the “Cash Payment”). The Cash Payments are not subject to vesting ( i.e., continued service). However, the Cash Payment will not be made until January 9, 2008.

Election Choices	If an Eligible Optionee wishes to tender an Eligible Option, he or she must tender the entire Eligible Portion of that Eligible Option. In addition, if an Eligible Optionee holds more than one Eligible Option and he or she wishes to participate in the Offer, all Eligible Portions of all Eligible Options must be tendered.

Ineligible Portion	The portion of an Eligible Option (1) that is considered a “Grandfathered Option,” (2) that has already been exercised, (3) that has expired or otherwise been cancelled or (4) that is beneficially owned by someone other than the Eligible Optionee is not eligible for the Offer. A “Grandfathered Option” is the portion of your Eligible Option that was vested as of December 31, 2004.

Treatment as NSO	All exercises of Eligible Options (including both the Eligible Portion and the Ineligible Portion) will be treated as NSOs from and after the date on which the Offer commences, including any awards that were intended to qualify as ISOs.

Frequently Asked Questions

General Questions about Section 409A & the Offer

Please see the following sections of the Offering Memorandum for more information on Section 409A: Section 2, Purpose of the Offer, beginning on page 20 and Section 12, Material U.S. Federal Income Tax Consequences, beginning on page 28. Please also see the following section of the Offering Memorandum for further details about the terms and conditions of the Offer: Section 1, Eligible Optionees; Eligible Options; the Proposed Amendment; Additional Considerations; the Amended Options; Expiration and Extension of Offer, beginning on page 16.

Q1: What questions and answers can I find below regarding the Offer?

General Questions about Section 409A and the Offer

Q2:	Why is Power Integrations making the Offer?

Q3:	What is Section 409A?

Q4:	What happens if the Eligible Portion of Eligible Options are deemed to be deferred compensation under Section 409A and not amended pursuant to the Offer?

Q5:	Why may Power Integrations stock options be deemed to have been granted at a discount for purposes of Section 409A?

Q6:	What is the Offer?

Q7:	Which Power Integrations stock options are subject to the Offer?

Q8:	What is the Eligible Portion of my Eligible Option?

Q9:	Am I an Eligible Optionee?

Q10:	If I live outside of the United States, may I participate in the Offer?

Q11:	Does the Offer apply to shares of Power Integrations common stock that I currently own?

Q12:	What happens under Section 409A to the portion of my Eligible Option(s) that I have already exercised?

Q13:	What happens under Section 409A to the non-grandfathered portion of my Eligible Option(s) that was vested as of December 31, 2004?

Q14:	Will the vesting of my Eligible Option(s) change if I participate in the Offer?

Q15:	Will the number of shares subject to my Eligible Option(s) change if I participate in the Offer?

Q16:	Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Option(s)? What does “tender” mean?

Q17:	What does it mean to be a “beneficial owner” of an Eligible Option?

Questions About the Revised Exercise Price

Q18:	Who sets the “Revised Exercise Price”?

Q19:	If I elect to amend my Eligible Option, does the Revised Exercise Price apply to all of the shares subject to my Eligible Option?

Q20:	If I elect to amend my Eligible Option(s), when can I exercise?

Questions About the Cash Payment

Q21:	How is the Cash Payment calculated?

Q22:	When will I be paid the Cash Payment?

Q23:	Is the Cash Payment subject to vesting? Will I receive the Cash Payment if my employment terminates before I fully vest in the shares subject to the Eligible Portion(s) of the Amended Option(s) or before the Cash Payment is paid?

Q24:	Do I receive the Cash Payment even if I never exercise the Amended Option(s)?

Q25:	Will I be taxed on the Cash Payment?

Questions About Deciding Whether to Participate in the Offer

Q26:	Am I required to participate in the Offer?

Q27:	If I accept the Offer, am I guaranteed that the Eligible Portion(s) of my Eligible Option(s) will not be subject to the adverse personal tax consequences under Section 409A?

Q28:	If I choose to participate in the Offer, am I required to amend the entire Eligible Portion of my Eligible Option? If I hold more than one Eligible Option, may I elect to amend only one of those Eligible Options?

Q29:	What happens if I hold Eligible Option(s) and I do not participate in the Offer?

Q30:	Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Power Integrations?

Q31:	What does Power Integrations think of the Offer?

Q32:	Can anyone at Power Integrations or Cooley Godward Kronish LLP help me decide whether I should participate in the Offer?

Q33:	What risks should I consider in deciding whether to participate in the Offer?

Q34:	How might stock price fluctuations in the future impact my decision?

Q35:	Where can I find more information about the Offer?

Questions About the Process of Making an Election Under the Offer

Q36:	If I am an Eligible Optionee, how do I make an election to participate in the Offer?

Q37:	If I am an Eligible Optionee but I do NOT want to amend my Eligible Option(s), do I need to fill out an Election Form?

Q38:	During what period of time may I make my election?

Q39:	How will I know if the period of time during which the Offer will remain open is extended?

Q40:	What happens if my service with Power Integrations terminates prior to the Expiration Time?

Q41:	Can I change my election after I have submitted my Election Form?

Q42:	Can I exercise my Eligible Option(s) prior to the Expiration Time?

Q43:	Will Power Integrations tell me if there is a problem with my Election Form?

Q44:	How will I know if I have properly accepted the Offer?

Q45:	If I accept the Offer, when will my Eligible Option(s) be amended?

Q46:	Is there any reason why my Eligible Option(s) would not be amended if I make an election to accept the Offer?

Questions About the Tax Consequences of the Offer

Q47:	What are the tax consequences to me under Section 409A if I do not accept the Offer?

Q48:	What are the tax consequences to me under Section 409A if I accept the Offer and amend the Eligible Portion(s) of my Eligible Option(s)?

Q49:	If my Eligible Option was granted as an ISO, will participation in the Offer cause them to be treated as NSOs?

Q50:	What happens if the Internal Revenue Code changes again?

Q2: Why is Power Integrations making the Offer?

In 2006, our Board of Directors (the “Board”) initiated a review of our historical stock option grant practices and appointed the Special Committee of the Board (the “Special Committee”) to oversee the investigation. The Special Committee determined that, with respect to certain stock option grants during the period January 2, 2001 to December 21, 2005 (“Review Period”), the measurement dates for accounting purposes differed from the dates of grant.

In such cases, the price of our common stock on the grant date was lower than the price on the revised measurement date, which would permit recipients to exercise these options at a discounted price. As such, these affected stock options are deemed, for accounting purposes, to have been granted at a discount. Based on the determination made for accounting purposes, the discounted options (for accounting purposes) may now be deemed to have been granted at a discount for tax purposes, which may expose the holders of these impacted stock option grants to potentially adverse tax treatment under Section 409A and state law equivalents.

The Offer is being made to permit certain holders (the Eligible Optionees) of those affected options (the Eligible Options) to address the potential adverse personal tax consequences that may apply to their Eligible Options under Section 409A and state law equivalents. By amending such options, the Eligible Optionee should be able to minimize or avoid the application of such adverse federal tax treatment and state law equivalents. However, you should note that the application of Section 409A to the Eligible Options is not entirely free from doubt, and we make no representations as to the effect of this Offer under Section 409A or state tax laws that are similar to Section 409A.

Q3: What is Section 409A?

Effective January 1, 2005, Section 409A was added to the Code by the American Jobs Creation Act of 2004 (the “AJCA”) to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Q4: What happens if the Eligible Portion of Eligible Options are deemed to be deferred compensation under Section 409A and not amended pursuant to the Offer?

Based on currently available guidance provided by the Internal Revenue Service (“IRS”), we believe that the following adverse U.S. federal tax consequences may apply to Eligible Options:

•

As for the Eligible Portion of Eligible Options, the Eligible Optionee would generally recognize taxable income in the tax year(s) after 2004 when the Eligible Portion vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31st of the applicable year. Please note that taxation could occur in such manner even though the Eligible Portion remains unexercised until the option expires.

•

The Eligible Optionee would generally recognize taxable income in the tax year(s) when the Eligible Portion of the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

•	The Eligible Optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.

•	The Eligible Optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

•	It is also possible that the optionee may be subject to additional interest and penalty taxes.

In addition, certain states also have adopted laws similar to Section 409A such that an optionee may also incur additional taxes and penalties under such state law provisions with respect to discounted options based on the state in which he or she is subject to taxation. For instance, California has adopted a provision similar to Section 409A that could result in an aggregate state and federal tax rate of approximately 80% or more with regard to a discounted stock option for individuals subject to taxation in California. You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax exposure.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible Option(s). However, you should note that Power Integrations will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under Section 409A in connection with the Eligible Portion of Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A and state and foreign tax laws.

Q5: Why may Power Integrations stock options be deemed to have been granted at a discount for purposes of Section 409A?

As part of our investigation into our option grant practices and related accounting and subsequent restatement of certain of our financial statements, it has been determined that certain stock options have a different “measurement date” for accounting purposes than the “grant date” set forth in the applicable option agreement. As the fair market value on the “measurement date” exceeds the fair market value on the “grant date,” the options are deemed to have been granted at a discount for purposes of our accounting treatment of the options.

The definition of “measurement date” for accounting purposes is somewhat different than the definition of “grant date” for tax purposes, but these two terms are not substantially different. Based on the currently available guidance under the Code, we believe that the IRS may determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A) is the same as the “measurement date” (for accounting purposes) and, therefore, that the Power Integrations stock options were granted at a discount for purposes of Section 409A.

Q6: What is the Offer?

Power Integrations is offering to amend the Eligible Portion(s) of certain stock option grants that may be deemed to be discounted stock options so they should no longer be subject to the adverse personal tax treatment of Section 409A. Specifically, Power Integrations is offering to amend the Eligible Portion of each Eligible Option to reflect the increase in the exercise price from the original exercise price to the Revised Exercise Price, as set forth in Attachment A hereto.

Each Eligible Option that is amended pursuant to this Offer (the “Amended Option”) will generally have the same material terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date and the terms of the applicable Plan under which it was granted.

As an additional part of the Offer, Eligible Optionees who accept this Offer to amend the Eligible Portion(s) of their Eligible Option(s) to reflect the Revised Exercise Price will receive, with respect to each Amended Option, a cash payment equal to the applicable “Price Differential” (as set forth in Attachment A hereto) of the Amended Option, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion (less applicable tax withholding) of the Amended Option (the “Cash Payment”). Eligible Optionees will be entitled to receive the Cash Payment regardless of whether they remain employed with Power Integrations on the actual payment date and regardless of whether the Eligible Portion of the Amended Options to which such payment relates has vested. However, in compliance with the applicable provisions of Section 409A, the Cash Payment will not be made until January 9, 2008.

Q7: Which Power Integrations stock options are subject to the Offer?

As previously described, certain option grants that we call “Eligible Options” may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A and it is these stock options that are the subject of the Offer. If you are an Eligible Optionee you should have received a personalized Election Form via email that identifies your Eligible Option(s). Please see Q9 for more information on your status as an Eligible Optionee. Eligible Options are those stock options that have each of the following characteristics:

•

were granted to an “Eligible Optionee” (defined below) under the, the Power Integrations, Inc. 1997 Stock Option Plan, as amended (the “1997 Plan”), or the Power Integrations, Inc. 1998 Nonstatutory Stock Option Plan, as amended (the “1998 Plan”) (together, the “Plans”); and

•	were granted on any of the dates set forth in Attachment A hereto during the period from January 2, 2001 to December 21, 2005 (the “Review Period”); and

•	were determined to have been issued at a discount for accounting purposes; and

•	have not been brought into compliance with Section 409A previously.

If you have a question as to whether any option that you were granted is an Eligible Option, please see the personalized Election Form sent to you in connection with this Offering Memorandum. If you have any questions regarding your Election Form, or if you did not receive your Election Form, please send an email to the Option Tender Offer Team at TO@powerint.com or send a letter via hand delivery, mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California, 95138-1002, Attn: Eric Wurzburger or via fax to (408) 414-8907.

Q8: What is the Eligible Portion of my Eligible Option?

The portion of an Eligible Option that may be amended under the Offer has each of the following characteristics:

•	the portion of the Eligible Option that vested, or is scheduled to vest, after December 31, 2004;

•	the portion of the Eligible Option that is still outstanding and unexercised as of the Expiration Time; and

•	the portion of the Eligible Option that is beneficially owned by the Eligible Optionee.

Only an Eligible Optionee may participate in the Offer. Therefore, any portion of an Eligible Option that is “beneficially owned” by a person who is not an Eligible Optionee may not be amended in the Offer.

Q9: Am I an Eligible Optionee?

You are an Eligible Optionee if you were granted an Eligible Option and, as of the Expiration Time, you are (1) a current employee of Power Integrations and (2) subject to taxation in the United States in respect of your Eligible Option(s). We note that none of our current or former executive officers or members of our Board of Directors (the “Board”) hold Eligible Options and therefore none is eligible to participate in the Offer.

If you are an Eligible Optionee, you should have received a personalized Election Form via email that describes your Eligible Option(s). If you believe that you are an Eligible Optionee and if you have not yet received your personalized Election Form, please send to the Option Tender Offer Team immediately via email at TO@powerint.com, via hand delivery, mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Eric Wurzburger, or via fax to (408) 414-8907.

Q10: If I live outside of the United States, may I participate in the Offer?

If you are an Eligible Optionee who is subject to taxation in the United States, you may participate in the Offer regardless of where you live.

Q11: Does the Offer apply to shares of Power Integrations common stock that I currently own?

No. The Offer relates only to Eligible Options that are currently unexercised.

Q12: What happens under Section 409A to the non-grandfathered portion of my Eligible Option(s) that I have already exercised?

Pursuant to the transitional relief provided under Section 409A, if you exercised the non-grandfathered portion of your Eligible Option(s) (or portion thereof) on or prior to December 31, 2005, the portion exercised in 2005 should not be subject to the adverse personal tax consequences under Section 409A.

If you exercised the non-grandfathered portion of your Eligible Option(s) (or portion thereof) during calendar year 2006, no similar transitional relief has been expressly provided by the Internal Revenue Service. Whether any portion of such 2006 exercise was subject to adverse personal tax consequences under Section 409A (and similar state tax laws) is based on the facts and circumstances associated with such exercise. We have provided you with IRS Form W-2 (or, in some cases, IRS Form W-2c) indicating our assessment as to whether such exercise was subject to adverse personal tax consequences under Section 409A (and similar state tax laws). Our determination as reflected on IRS Form W-2 (or IRS Form W-2c) is not binding on the IRS (or any state taxing authority).

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your previously exercised Eligible Options.

Q13: What happens under Section 409A to the portion of my Eligible Option(s) that was vested as of December 31, 2004?

Under the currently available guidance under Section 409A, stock options (or any portion of a stock option) that had vested as of December 31, 2004 are exempted, or “Grandfathered Options,” from the adverse personal tax treatment under Section 409A, regardless of when exercised.

Q14: Will the vesting of my Eligible Option(s) change if I participate in the Offer?

No. Your Eligible Option(s), as amended by the Offer, will continue to be subject to the current vesting schedule.

Q15: Will the number of shares subject to my Eligible Option(s) change if I participate in the Offer?

No. The number of shares of our common stock subject to the Eligible Option(s) will not change, except as such number may change in accordance with the terms of the applicable Plan in the event of any change in the capitalization of Power Integrations between the time the Offer commences and the Expiration Time.

Q16: Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Option(s)? What does “tender” mean?

We are offering to amend the Eligible Options in a way that requires the consent of the Eligible Optionee. The SEC may take the position that we are offering a new option to you in exchange for your existing option, or to “tender” your Eligible Option(s) to us and in exchange we will give you Amended Option(s). The SEC requires that if we are asking you to “tender” your Eligible Option(s), then we must make certain filings with the SEC and provide you with disclosures such as those contained in the Offering Memorandum. The Offering Memorandum contains the official terms and conditions of our Offer.

We will occasionally refer in this document to you “tendering” your Eligible Option(s) for amendment, by which we mean that you will deliver your Election Form to Power Integrations to amend the Eligible Portion(s) of your Eligible Option(s) for acceptance upon the expiration of the Offer.

Q17: What does it mean to be a “beneficial owner” of an Eligible Option?

The term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest in an Eligible Option.

Questions About the Revised Exercise Price

Q18: Who sets the “Revised Exercise Price”?

Our Board has determined the Revised Exercise Price based on the Revised Measurement Date that was determined as part of our recent review of our stock option grant practices. The Revised Measurement Date is the “measurement date” that was determined for accounting purposes, and the Revised Exercise Price is the fair market value of our common stock on the Revised Measurement Date. In determining the fair market value of our common stock, we use the closing price of our common stock on the NASDAQ Global Market. Accordingly, the Revised Exercise Price in the table attached hereto as Attachment A reflects the closing price of our common stock on the NASDAQ Global Market on the Revised Measurement Date.

Q19: If I elect to amend my Eligible Option, does the applicable Revised Exercise Price apply to all of the shares subject to that Eligible Option?

No. The Revised Exercise Price applies only to the number of shares subject to the Eligible Portion of an Eligible Option that is amended pursuant to the Offer. The other shares that may be purchased upon the exercise of your Eligible Option (i.e., the shares that you purchase upon the exercise of the Ineligible Portion) will be purchased at the original exercise price.

Q20: If I elect to amend my Eligible Option(s), when can I exercise?

If you have properly accepted this Offer, Power Integrations will amend the Eligible Portion(s) of your Eligible Option(s), effective as of the Expiration Time (such date, the “Amendment Date”) to reflect the Revised Exercise Price. We will send you a Notice of Receipt of Election Form confirming your election within three business days after we receive your election (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. Please note that, in order to process these option amendments in our stock database, your Amended Option (or, if you do not accept the Offer, your Eligible Option) may not be exercisable for up to five business days following the Expiration Time. Any exercise of your stock options must comply with the Power Integrations Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. In addition, you may not exercise your unvested shares of your stock options unless your stock option has an early exercise provision.

Questions About the Cash Payment

Q21: How is the Cash Payment calculated?

As an additional part of the Offer, Eligible Optionees who accept this Offer to amend the Eligible Portion(s) of their Eligible Option(s) to reflect the Revised Exercise Price will receive, with respect to each Amended Option, a cash payment equal to the applicable “Price Differential” (indicated in the table attached hereto as Attachment A) of the Amended Option, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion (less applicable tax withholding) of such Amended Option (the “Cash Payment”).

Q22: When will I be paid the Cash Payment?

In compliance with the applicable provisions of Section 409A as described in the guidance issued to date, the Cash Payment will not be made until January 9, 2008. The current guidance does not allow us to make the Cash Payments in the same calendar year in which the Eligible Options are amended.

Q23: Is the Cash Payment subject to vesting? Will I receive the Cash Payment if my employment terminates before I fully vest in the shares subject to the Eligible Portion(s) of the Amended Option(s) or before the Cash Payment is paid?

The Cash Payment is not subject to vesting or otherwise subject to forfeiture. Eligible Optionees will be entitled to receive the Cash Payment regardless of whether they remain employed with Power Integrations on the actual payment date and regardless of whether the Eligible Portion(s) of the Amended Option(s) to which such payment relates has vested or ever vests.

Q24: Do I receive the Cash Payment even if I never exercise the Amended Option(s)?

Yes. The Cash Payment will be paid on January 9, 2008, regardless of whether you have exercised the Amended Option(s) at that time and regardless of whether you ever exercise the Amended Option(s).

Q25: Will I be taxed on the Cash Payment?

Yes. The Cash Payment will be deemed compensation income to you. Power Integrations will withhold from the Cash Payment amounts required for employment and income taxes on the Cash Payment as required by applicable law.

Questions About Deciding Whether to Participate in the Offer

Q26: Am I required to participate in the Offer?

No. Participation in the Offer is voluntary and you are not required to amend your Eligible Option(s). However, at this time, Power Integrations considers this Offer a one-time-only opportunity, and is not considering making any additional tender offers or providing Eligible Optionees with additional opportunities to amend their Eligible Options to comply with Section 409A and applicable state tax laws of similar effect.

Q27: If I accept the Offer, am I guaranteed that the Eligible Portion(s) of my Eligible Option(s) will not be subject to the adverse personal tax consequences under Section 409A?

No. At this time there is relatively limited guidance as to how Section 409A applies to Eligible Options, including Eligible Options that are amended pursuant to the Offer. We believe that this Offer complies in good faith with available guidance to avoid or minimize the potentially adverse personal tax consequences of Section 409A.

Please see Section 12 of the Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 27 for more detailed information regarding the potential tax consequences of this Offer.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q28: If I choose to participate in the Offer, am I required to amend the entire Eligible Portion of my Eligible Option? If I hold more than one Eligible Option, may I elect to amend only one of those Eligible Options?

If you tender an Eligible Option for amendment, you must tender the entire Eligible Portion of that Eligible Option. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Options.

Q29: What happens if I hold an Eligible Option(s) and I do not participate in the Offer?

If you do not elect to participate in the Offer, or if your election covers less than all of your Eligible Options, then Power Integrations will not amend any of your Eligible Option(s) to reflect the new applicable Revised Exercise Price(s). In addition, you will have no right to receive any Cash Payment.

However, you should be aware that adverse personal tax consequences under Section 409A (and state tax laws) may apply to any Eligible Option that is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and state tax laws).

Q30: Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Power Integrations?

No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive additional option grants or other equity awards in the future from Power Integrations. Any additional equity awards granted to Eligible Optionees in the future will be made in the sole discretion of the Board (or a duly appointed committee thereof) without regard to a decision to accept or reject the Offer.

Q31: What does Power Integrations think of the Offer?

Although the Board has approved the Offer, neither Power Integrations nor our Board makes any recommendation as to whether you should participate in the Offer. You must make your own decision as to whether to accept the Offer and amend the Eligible Portion(s) of your Eligible Option(s). You should carefully review this Offering Memorandum, all of the Exhibits to the Schedule TO available at www.sec.gov and the Attachments hereto in their entirety before deciding whether to elect to participate in the Offer. We strongly recommend that you consult with your personal financial, tax, and legal advisors in order to determine whether to accept or decline this Offer.

Q32: Can anyone at Power Integrations or Cooley Godward Kronish LLP help me decide whether I should participate in the Offer?

Unfortunately, no. We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Option(s) pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in the Offering Memorandum and the Attachments hereto and the Exhibits to the Schedule TO available at www.sec.gov or by request by contacting the Option Tender Offer Team via email at TO@powerint.com, via mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907. If anyone (including anyone at Power Integrations or Cooley Godward Kronish LLP) makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by Power Integrations. We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q33: What risks should I consider in deciding whether to participate in the Offer?

Amending your Eligible Option(s) pursuant to the Offer does involve some risks. In particular, if you amend an Eligible Option, you will change the exercise price for the Eligible Portion of such Eligible Option. In amending your Eligible Option(s), you should also carefully consider this risk, the risks that are part of our business and financial condition, as well as certain tax risks, which are described beginning on page vii of the Offering Memorandum.

Q34: How might stock price fluctuations in the future impact my decision?

While we believe that this Offer will give Eligible Optionees the opportunity to avoid or minimize the adverse personal tax consequences of Section 409A and state tax laws of similar effect, we cannot guarantee that Eligible Optionees will ultimately be better off by holding options with the Revised Exercise Price(s) than they would by not participating in the Offer, exercising at the original exercise price, and paying the resulting taxes and any associated penalties and interest charges. We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the consequences of accepting or rejecting the Offer.

Q35: Where can I find more information about the Offer?

The complete terms and conditions of the Offer are set forth in the Offering Memorandum, including the Exhibits to the Schedule TO available at www.sec.gov or by contacting the Option Tender Offer Team via email at TO@powerint.com, via mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907 and the attachments hereto. You should carefully read the Offering Memorandum in its entirety to learn about the Offer.

In addition, Power Integrations will be holding an informational meeting that will review the terms and conditions set forth in the Offering Memorandum. This meeting will be held on August 15, 2007 at 11:00 a.m. and 5:30 p.m. and August 16, 2007 at 11:00 a.m. and 5:30 p.m. in Building A, (Second floor – Jupiter Room) at Corporate headquarters located at Power Integrations, Inc., 5245 Hellyer Avenue in San Jose, CA. Eligible Optionees who are not able to attend in person may participate by telephone by calling *, Conference ID: *. Additional information as to how an Eligible Optionee may attend this meeting electronically will be sent to each Eligible Optionee via email.

Questions About the Process of Making an Election Under the Offer

Q36: If I am an Eligible Optionee, how do I make an election to participate in the Offer?

If you are an Eligible Optionee, then in a separate personalized email that is being sent to you in connection with this Offering Memorandum, you should have received a personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Option(s) (including the Eligible Portion(s) thereof). If you believe you may be an Eligible Optionee and have not yet received your personalized Election Form, please contact the Option Tender Offer Team via email at TO@powerint.com, via mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907.

Whether you accept the Offer or not, you must complete and submit an Election Form that sets forth your election for all of your Eligible Option(s). You must print a copy of your personalized Election Form; complete and sign the form; and then submit an electronic copy of your completed personalized Election Form via email to the Option Tender Offer Team at TO@powerint.com or submit a printed copy of your completed Election Form via hand delivery, mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Eric Wurzburger, or via facsimile to (408) 414-8907. If sending via email, please use the “delivery receipt” option in Outlook so that you have a record of delivery. Your Election Form, and any subsequent change thereto, must be received by 11:59 p.m., Pacific Time, on September 12, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded.

Please print and keep a copy of your Election Form and the email delivery receipt for your records.

Q37: If I am an Eligible Optionee but I do NOT want to amend my Eligible Option(s), do I need to fill out an Election Form?

Yes. If you are an Eligible Optionee, you will need to fill out an Election Form even if you do not wish to amend your Eligible Option(s) in order to formally notify Power Integrations that you are rejecting the Offer as to your Eligible Option(s).

Please note that if you do not elect to amend the Eligible Portion(s) of your Eligible Option(s), adverse personal tax consequences under Section 409A (and similar state tax laws) may apply to your Eligible Option(s), and you will be solely responsible for any excise taxes, penalties, or interest payable under Section 409A (and similar state tax laws).

Q38: During what period of time may I make my election?

The Offer, and your right to tender or not to tender your Eligible Option(s) for amendment, and your right to withdraw or change any previous election to tender or not to tender your Eligible Option(s) for amendment, expires at 11:59 p.m., Pacific Time, on September 12, 2007 (the “Expiration Time”, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open).

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires. We must receive your Election Form (and any changes thereto) before the extended Expiration Time. If we do not receive your complete and correct Election Form and any other required documentation before the Expiration Time, you will not be able to amend your Eligible Option(s).

Q39: How will I know if the period of time during which the Offer will remain open is extended?

If we extend the length of time during which the Offer is open, we will issue an announcement no later than 9:00 a.m., Eastern Time, on September 13, 2007. Any announcement relating to the Offer will be sent promptly to all Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change, which may include an email communication from TO@powerint.com or hand delivery.

Q40: What happens if my service with Power Integrations terminates prior to the Expiration Time?

If your service to us terminates prior to the Expiration Time, you will no longer be an Eligible Optionee and you will no longer be eligible to participate in the Offer. At such time as you no longer qualify as an Eligible Optionee, you will not be required to submit an Election Form.

Q41: Can I change my election after I have submitted my Election Form?

You may change your previously submitted Election Form at any time prior to the Expiration Time. You may change your previously submitted election more than once. To submit a change to your election during the Offer, you must email a copy of a new Election Form to the Option Tender Offer Team at TO@powerint.com or deliver a printed copy via hand delivery, courier or mail to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Eric Wurzburger, or via facsimile at (408) 414-8907. You should print a copy of your revised Election Form and, if sending via email, email delivery receipt, and keep these documents with your other records for this Offer.

Q42: Can I exercise my Eligible Option(s) prior to the Expiration Time?

You may exercise your Eligible Option(s) during the term of the Offer, provided that such exercise complies with the existing terms of your Eligible Option(s), the Power Integrations Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. However, any election you have made to accept the Offer as to the exercised shares will be null and void. Potential adverse personal tax consequences under Section 409A (and similar state tax laws) may apply to the Eligible Portion of any Eligible Option that is exercised prior to the Expiration Time and therefore not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws).

Q43: Will Power Integrations tell me if there is a problem with my Election Form?

If you have properly submitted your Election Form, we will send you a Notice of Receipt of Election Form within three business days after we have received your election (or change in election). If you do not receive such a Notice of Receipt of Election Form, please contact the Option Tender Offer Team via email at TO@powerint.com, via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907. Please note that Power Integrations is not obligated to give you notice of any defects or irregularities in any Election Form, or other related documentation, and no one will be liable for failing to give notice of any defects or irregularities.

Q44: How will I know if I have properly accepted the Offer?

You will receive a Notice of Receipt of Election Form confirming your election within three business days after we receive your election (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. If you have a question prior to the Expiration Time regarding the validity of your election, please send your question to the Option Tender Offer Team via email at TO@powerint.com, via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907.

Power Integrations will determine, in our discretion, all questions as to the form and validity, including time of receipt, of documentation related to this Offer. Our determinations regarding these matters will be final and binding.

Q45: If I accept the Offer, when will my Eligible Option(s) be amended?

Unless we amend or terminate the Offer in accordance with its terms, Power Integrations will amend the Eligible Portion of those Eligible Options as to which you properly made a valid election (and did not validly revoke that election) effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be September 15, 2007) to reflect the applicable Revised Exercise Price. Please note that, in order to process these option amendments in our stock database, your Amended Option (or, if you decline the Offer, your Eligible Option(s)) may not be exercisable for up to five business days following the Expiration Time.

Any exercise of your stock options must comply with the Power Integrations Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. In addition, you may not exercise unvested shares of your stock options.

Q46: Is there any reason why my Eligible Option(s) would not be amended if I make an election to accept the Offer?

This Offer is subject to the terms and conditions described in the Offering Memorandum. We will only accept elections as to the Eligible Portions of the Eligible Options that are properly submitted for amendment and not validly withdrawn in accordance with Sections 4 and 5 of the Offering Memorandum before the Expiration Time. We may, however, reject any or all Election Forms to the extent that we determine they were not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Options tendered for amendment or to the extent certain conditions described in the Offering Memorandum exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of the Offering Memorandum.

Questions About the Tax Consequences of the Offer

Q47: What are the tax consequences to me under Section 409A if I don’t accept the Offer?

If you do not accept the Offer as to your Eligible Option(s), you may be subject to taxation under Section 409A as described in Q4 above and Section 12 of the Offering Memorandum. You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A on your Eligible Option(s). Please note, however that Power Integrations will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under Section 409A (and any state law equivalent) in connection with those Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any taxes, penalties, or interest payable under Section 409A and state and foreign tax laws.

Q48: What are the tax consequences to me under Section 409A if I accept the Offer and amend the Eligible Portion(s) of my Eligible Option(s)?

At this time, there is relatively limited guidance as to how Section 409A applies to Amended Options. We believe that we have complied in good faith with available guidance with respect to offering to amend Eligible Options pursuant to the Offer to avoid the potentially adverse personal tax consequences of Section 409A and applicable state tax laws of similar effect. See also Section 12 of the Offering Memorandum.

Q49: If my Eligible Option was granted as an ISO, will participation in the Offer cause them to be treated as NSOs?

Some of the Eligible Options were originally granted with the intention that such awards would qualify as “incentive stock options” (or “ISOs”) for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) to qualify as an ISO. Under Section 409A, ISOs are exempt from the adverse personal tax consequences described above. Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible Options, there can be no assurance that the Eligible Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible Options are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, Power Integrations will be treating the unexercised portion of all Eligible Options as NSOs from and after the date on which this Offer commences, including Eligible Options that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer.

In addition, it should be noted that in no event will the amendment of the Eligible Options pursuant to this Offer result in preserving ISO status for an Eligible Option the IRS determines was not an ISO when granted.

Q50: What happens if the Internal Revenue Code changes again?

Although we believe that the Offer gives our Eligible Optionees an opportunity to avoid certain penalties and other adverse personal tax consequences under Section 409A in light of current guidance, we cannot guarantee that future guidance, the final regulations, or other changes to Section 409A, will not affect the tax treatment of your Eligible Option(s) in the future. We do not expect to offer another option amendment program in the foreseeable future. However, based on additional guidance or final regulations issued by the U.S. Treasury Department or the IRS, we may consider additional remedial actions.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

OFFER TO AMEND ELIGIBLE OPTIONS

INTRODUCTION

THE OFFER

1. ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF OFFER.

Power Integrations, Inc. (“Power Integrations”) is offering certain optionees (the “Eligible Optionees”) the opportunity to amend certain portions of certain options to purchase Power Integrations common stock that were granted under, the Power Integrations, Inc. 1997 Stock Option Plan, as amended (the “1997 Plan”), or the Power Integrations, Inc. 1998 Nonstatutory Stock Option Plan, as amended (the “1998 Plan”) (together, the “Plans”). As described in this Section 1 of this Offer to Amend Eligible Options (the “Offering Memorandum”), the Eligible Option(s) will be amended to reflect the applicable “Revised Measurement Date(s)” (i.e., the “measurement date” that was determined for accounting purposes) and the “Revised Exercise Price(s)” (i.e., the fair market value of the common stock on the Revised Measurement Date) as applicable to the Eligible Portion(s) (as defined herein). The other material terms and conditions of the Eligible Option(s) (as amended pursuant to this Offer, the “Amended Option(s)”), including any current vesting schedule, will not be affected by the Offer.

We are making the Offer on the terms and subject to the conditions described in this Offering Memorandum, as they may be amended from time to time, and these terms and conditions constitute the “Offer.” The Offer is not conditioned upon the acceptance of the Offer by a minimum number of optionees or the tender of elections to amend options covering a minimum number of shares.

Eligible Optionees.

All individuals who were granted an Eligible Option and who, as of the Expiration Time, are (1) current employees of Power Integrations and (2) subject to taxation in the United States may participate in the Offer (the “Eligible Optionees”). We note that none of our current or former executive officers or members of our Board of Directors (the “Board”) hold Eligible Options and therefore none is eligible to participate in the Offer. Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, your employment with Power Integrations will remain “at-will” regardless of your participation in the Offer and can be terminated by you or us at any time.

Eligible Options.

The stock options that are the subject of this Offer are those stock options that have each of the following characteristics (the “Eligible Options”):

•	were granted to an Eligible Optionee under one of the Plans; and

•	were granted on any of the dates set forth in Attachment A hereto during the period from January 2, 2001 to December 21, 2005 (the “Review Period”); and

•	were determined to have been issued at a discount for accounting purposes; and

•	have not been brought into compliance with Section 409A previously.

If you have a question as to whether an option that was granted to you during the Review Period is an Eligible Option, see the personalized Election Form sent to you in connection with this Offering Memorandum. If you have any questions regarding your Election Form or you did not receive your Election Form, please contact the Option Tender Offer Team via email at TO@powerint.com, via hand delivery, mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907.

Only certain portions of an Eligible Option may be amended under the Offer. The portion of an Eligible Option that is eligible to be amended under the Offer is the portion that has each of the following characteristics (the “Eligible Portion”):

•	the portion of an Eligible Option that vested, or is scheduled to vest, after December 31, 2004; and

•	the portion of an Eligible Option that is still outstanding and unexercised as of the Expiration Time; and

•	the portion of an Eligible Option that is beneficially owned by the Eligible Optionee.

Any portion beneficially owned by a person who is not an Eligible Optionee may not be amended in the Offer (even if legal title to that portion of an Eligible Option is held by you and you are an Eligible Optionee).

Please note that the portions of Eligible Options (A) that are considered “Grandfathered Options” (defined below), (B) that have already been exercised, (C) that have expired or otherwise been cancelled or (D) that are beneficially owned by someone other than the Eligible Optionee are not eligible for the Offer (collectively, the “Ineligible Portion”). A “Grandfathered Option” is the portion of your Eligible Option that was vested as of December 31, 2004. Under the currently available guidance under Section 409A, Grandfathered Options are exempt from the adverse personal tax treatment under Section 409A and therefore are not eligible to participate in this Offer. Any amendment of the Eligible Portion(s) of your Eligible Option(s) will not affect the Ineligible Portion(s) of your Eligible Option.

If you are an Eligible Optionee, then in a separate email being sent to you in connection with this Offering Memorandum, you should have received a personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Option(s) (including the Eligible Portion(s) thereof). If you believe that you are an Eligible Optionee and you have not yet received your personalized Election Form, please contact the Option Tender Offer Team at TO@powerint.com immediately.

As of August 7, 2007, options to purchase 8,450,662 shares of Power Integrations common stock were outstanding under our Plans with exercise prices of between $0.17 and $51.50 per share. Of these options, the Eligible Portions of the Eligible Options cover an aggregate of 511,258 shares of our common stock. As of August 7, 2007 the shares of common stock issuable upon the exercise of the Eligible Portions of the Eligible Options represent approximately 6.0% of the total shares of common stock issuable upon exercise of all options outstanding under the Plans and approximately 1.8% of the total outstanding shares of Power Integrations’s common stock on a fully-diluted basis.

The Proposed Amendment.

The Offer is an offer to amend your Eligible Option(s) to increase the original exercise price of the Eligible Portion(s) to the applicable Revised Exercise Price(s). Attachment A hereto sets forth the original date of grant, the original exercise price, the “Revised Exercise Price(s)” (i.e., the fair market value of the common stock on the “measurement date” that was determined for accounting purposes (the “Revised Measurement Date”)), and the applicable “Price Differential” (i.e., the difference per share between the original exercise price and the Revised Exercise Price). In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the NASDAQ Global Market. Accordingly, the Revised Exercise Price(s) in the table set forth in Attachment A hereto reflects the closing price of our common stock on the NASDAQ Global Market on the Revised Measurement Date(s).

Eligible Options amended pursuant to this Offer (the “Amended Option(s)”) will generally have the same material terms and conditions as prior to the amendment, including the same vesting schedule and expiration date, except that the Eligible Portions of an Amended Option will have a new exercise price.

As an additional part of the Offer, Eligible Optionees who accept this Offer to amend the Eligible Portion(s) of their Eligible Option(s) to reflect the applicable Revised Exercise Price(s) will receive, with respect to each Amended Option, a cash payment equal to the applicable Price Differential of the Amended Option, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion at the Expiration Time (less applicable tax withholding) of the Amended Option (the “Cash Payment”). Promptly following the expiration of the Offer, we will send each Eligible Optionee who holds an Amended Option a Final Election Confirmation Statement that will contain a “Promise to Make Cash Payment” evidencing the right to receive the Cash Payment. Eligible Optionees will be entitled to receive the Cash Payments regardless of whether they remain employed with Power Integrations on the actual payment date and regardless of whether the Eligible Portion(s) of the Amended Option(s) to which such payment relates vested or ever vests. However, in compliance with the applicable provisions of Section 409A, the Cash Payment will not be made until January 9, 2008.

You are not required to tender your Eligible Option(s) for amendment. If you elect to tender the Eligible Portion(s) of your Eligible Option(s), you must tender the entire Eligible Portion(s). If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Option(s). You may not tender stock options that are not Eligible Options. If you hold more than one Power Integrations stock option, you may hold both Eligible Option(s) and options that are not affected by Section 409A. Your personalized Election Form will identify which of your stock options is an Eligible Option for purposes of this Offer.

Additional Considerations.

In deciding whether to accept the Offer to amend your Eligible Option(s) to reflect the applicable Revised Exercise Price(s), you should know that Power Integrations continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers, from time to time acquire or dispose of our securities. Subject to the foregoing, and except as otherwise disclosed in the Offer or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

(a)	any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

(b)	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

(c)	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d)	any other material change in our corporate structure or business;

(e)	our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

(f)	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the “Securities Exchange Act”);

(g)	the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

(h)	the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course or pursuant to existing options or other rights; or

(i)	any material change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

Subject to necessary approvals, we intend to amend our Restated Certificate of Incorporation and Amended and Restated Bylaws to remove the staggering of the terms of the members of our Board of Directors for all directors elected after our 2007 annual meeting. The proposed amendments provide that all directors elected after the 2007 annual meeting will be elected for one year terms at each annual meeting. For directors appointed other than at an annual meeting, their terms would end at the first annual meeting following their election. Under applicable law, the terms of the directors who have been elected to terms greater than one year prior to the proposed amendment to the Restated Certificate of Incorporation described herein would not be reduced as a result of this amendment. However, we plan to ask each such director to affirmatively relinquish his or her right to continue to serve the remainder of his or her three-year term in conjunction with the 2008 annual meeting such that all directors would be up for election at the 2008 annual meeting. If this occurs, for all periods thereafter all directors would be elected annually.

The Amended Options.

Unless we amend or terminate the Offer in accordance with its terms, Power Integrations will amend the Eligible Options as to which participating Eligible Optionees properly made a valid election (and did not validly revoke that election), effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be September 15, 2007) to reflect the applicable Revised Exercise Prices as applicable to the Eligible Portions.

The amendment of the Eligible Portions of an Eligible Options pursuant to the Offer will not affect the terms and conditions of the Eligible Portions, other than as to the exercise price and deemed date of grant, and will not affect the Ineligible Portions of the Eligible Options. Each Amended Option will continue to be subject to the same vesting schedule as in effect prior to the amendment pursuant to the Offer. The number of shares of our common stock subject to each Amended Option will be equal to the number of shares of our common stock subject to the applicable Eligible Options prior to the amendment (except as such number may be adjusted in the event of certain corporate changes as currently provided in the Plans).

Each Amended Option (including the Ineligible Portion, if any) will continue to be subject to the terms and conditions of the applicable Plan under which it was granted. The terms of the Plans permit us to amend outstanding options with the written consent of the optionee. The Plans are administered by our Board and one committee appointed by the Board to administer the Plans, specifically the Compensation Committee. The issuances of all shares of common stock issuable upon exercise of options under the Plans, including the shares that will be issuable upon exercise of the Amended Options, have been registered under the Securities Act of 1933, as amended (the “Securities Act”) on one or more Registration Statements on Form S-8 filed with the SEC. The preceding description of the Plans is a summary and is not complete. Additional information about the Plans may be found in the Plans, which are filed as Exhibits to the Schedule TO available at www.sec.gov and are incorporated herein by reference, and in the Form S-8 Registration Statements and the related Prospectuses prepared in connection with each Plan. Please contact the Option Tender Offer Team via email at TO@powerint.com, via mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907 to request copies of the Plans and the related Prospectuses. Copies will be provided promptly and at our expense. You should carefully review the current terms of your Eligible Options, as well as the applicable Plan and Plan Prospectus.

Please note, however, that this Offer is subject to the terms and conditions described in this Offering Memorandum. As further described in Section 6 below, we will only accept elections as to the Eligible Portions of the Eligible Options that are properly submitted for amendment and not validly withdrawn (in accordance with Sections 4 and 5 of this Offering Memorandum) before the Expiration Time. We may, however, reject an Election Form to the extent that we determine it was not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Option tendered for amendment or to the extent certain conditions described in this Offering Memorandum exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offering Memorandum.

Expiration and Extension of Offer.

The Offer, your right to tender or not to tender your Eligible Option(s) for amendment, and your right to withdraw or change any previous election to tender or not to tender your Eligible Option(s) for amendment, expires at 11:59 p.m., Pacific Time, on September 12, 2007, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If you wish to accept the Offer, you must make a voluntary election before the Expiration Time to amend the Eligible Portion(s) of your Eligible Option(s). Any election to amend your Eligible Option(s), if not validly withdrawn before the Expiration Time, will be irrevocable after that time.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires and we must receive the required election documents before the extended Expiration Time. Section 13 of this Offering Memorandum describes our rights to extend, terminate and amend the Offer.

If you do not elect to amend the Eligible Portion(s) of your Eligible Option(s) before the Expiration Time, the Eligible Portion(s) will remain subject to the current terms, including the current exercise price(s), exercise schedule(s) and expiration date(s). You should be aware that adverse personal tax consequences under Section 409A (and state tax laws of similar effect) may apply to each of your Eligible Option(s) if it is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and state tax laws of similar effect). We encourage you to consult with your personal tax, legal and financial advisor.

2. PURPOSE OF THE OFFER.

A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and equity compensation. We granted the Eligible Options to attract and motivate our employees and to strengthen the alignment of interests between our employees and stockholders.

Power Integrations has determined that certain stock options that were approved for grant under the Plans were granted at a discount from fair market value for accounting purposes and, therefore, may be subject to adverse personal tax consequences under Section 409A and the guidance and the proposed regulations issued by the IRS thereunder. Section 409A, effective January 1, 2005, was added by the AJCA to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options granted with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Although it is not clear how stock options which are deemed to be deferred compensation would be treated under Section 409A, we believe that the following adverse U.S. federal tax consequences may apply to Eligible Options:

•

As for the Eligible Portion of Eligible Options, the Eligible Optionee would generally recognize taxable income in the tax year(s) after 2004 when the Eligible Portion vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation could occur in such manner even though the Eligible Portion remains unexercised until the option is exercised or expires.

•

The Eligible Optionee would generally recognize taxable income in the tax year(s) after 2005 when the Eligible Portion of the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

•	The Eligible Optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.

•	The Eligible Optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

Please note that it is likely that no tax benefit is recognized under Section 409A as a result of the value of the stock as of the end of the year or on the date of exercise, as the case may be, being less than the value previously used in computing the income and taxes under Section 409A. In addition, some states have also adopted laws similar to Section 409A such that an optionee may also incur additional taxes and penalties based on the state in which he or she is subject to taxation. For instance, California has adopted a provision similar to Section 409A that applies to California taxpayers and that could result in an aggregate state and federal tax rate of approximately 80% or more of the value of the option (even if the option is never exercised). You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax exposure.

The Offer is being made to permit Eligible Optionees to address the potential adverse tax consequences that may apply to their Eligible Options under Section 409A, by amending such options with terms that we believe should avoid or minimize the application of such adverse federal tax treatment. However, you should note that the application of Section 409A to the Eligible Options is not entirely free from doubt and we make no representations as to the effect of this Offer under Section 409A or under similar state tax laws. See Section 12, Material U.S. Federal Income Tax Consequences, beginning on page 27.

Neither we nor our Board will make any recommendation as to whether you should accept the Offer to amend the Eligible Portion(s) of your Eligible Option(s), nor have we authorized any person to make any such recommendation. You must make your own decision whether to accept the Offer, after taking into account your own personal circumstances and preferences. You should be aware that adverse personal tax consequences under Section 409A (and state tax laws that are similar to Section 409A) may apply to each of your Eligible Option(s) if it is not amended pursuant to the Offer and you will be solely responsible for such consequences. You are urged to evaluate carefully all of the information in the Offer and to consult your own investment, legal and tax advisors.

3. STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER.

If you choose not to accept the Offer to amend your Eligible Option(s), your Eligible Option(s) will remain outstanding in accordance with the existing terms and you may be subject to adverse personal tax consequences under Section 409A (and similar state tax laws) with respect to the Eligible Portion(s). You will be solely responsible for any taxes, penalties or interest payable under Section 409A (and state tax laws).

4. PROCEDURES FOR AMENDING ELIGIBLE OPTIONS.

Making Your Election.

Obtain Personalized Election Form. In a separate email sent in connection with this Offer, each Eligible Optionee is receiving a personalized Election Form (in substantially the form of Attachment B hereto) that describes his or her Eligible Option(s) (including the Eligible Portion(s) thereof). If you believe you are an Eligible Optionee and you did not receive your personalized Election Form, please contact the Option Tender Offer Team via email at TO@powerint.com, via mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Office Team, or via facsimile at (408) 414-8907.

Complete the Election Form. If you are an Eligible Optionee, and regardless of whether you wish to accept or decline the Offer, you must:

•	Print a copy of your personalized Election Form (if received via email);

•	Complete and sign the Election Form; and

•

Submit a copy of your completed Election Form via email to TO@powerint.com, via hand delivery, mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Eric Wurzburger, or via fax to (408) 414-8907. You must complete and submit an Election Form that sets forth your election for each of your Eligible Option(s) whether or not you elect to amend any of your Eligible Option(s).

Your Election Form must be received by 11:59 p.m., Pacific Time, on September 12, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded. If you do not complete and submit your Election Form before the Offer expires, it will have the same effect as if you rejected the Offer.

Please keep a copy of your Election Form(s) for your records. If you submit your Election Form via email to the Option Tender Offer Team at TO@powerint.com, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt that is sent to you so that you have a record of delivery. If you deliver via mail, we recommend you use certified mail with return receipt requested. You will need to submit copies of these documents as evidence of your timely and proper submission in the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement.

Receive Confirmation of Election. Within three business days after your Election Form is received, we will email you a Notice of Receipt of Election Form that confirms your election (in substantially the form of Attachment C hereto). Within three business days after the Expiration Time, we will email you or hand deliver a Final Election Confirmation Statement that confirms the last election that you made for your Eligible Option(s) as of the Expiration Time (in substantially the form of Attachment D or Attachment E hereto, as applicable). Please print and keep a copy of the Notice of Receipt of Election Form(s) and Final Election Confirmation Statement that you receive, if you receive them via email. In the event that you do not receive a Notice of Receipt of Election Form(s) or Final Election Confirmation Statement confirming your elections in the time frames described, you must send your printed copies of your last Election Form, email delivery receipt or other evidence of delivery, and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive to the Option Tender Offer Team via email at TO@powerint.com or via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907 to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive your Notice of Receipt of Election Form(s) or your Final Election Confirmation Statement, please contact the Option Tender Offer Team via email at TO@powerint.com or via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907.

Acceptance of Election Forms. As further described in Sections 6 and 13 of this Offering Memorandum, while we may later extend, terminate or amend the Offer, we currently expect to accept all properly submitted Eligible Options promptly following the deadline of 11:59 p.m., Pacific Time, on September 12, 2007 (or a later expiration date if Power Integrations extends the Offer). If you do not complete and submit your Election Form before the Offer expires, it will have the same effect as if you rejected the Offer. However, as further described in Section 6 of this Offering Memorandum, we may decline to amend any Eligible Options to the extent that we determine the Election Form is not properly completed or submitted or to the extent that we determine it would be unlawful to accept an Eligible Option for amendment.

5. CHANGE IN ELECTION.

Once you have submitted an Election Form with respect to your Eligible Option(s), you may only change your election by following the procedures described in this Section 5.

You may change your election at any time before 11:59 p.m., Pacific Time, on September 12, 2007 (or a later expiration date if we extend the Offer). You may change your election more than once. Additionally, you may withdraw your election to amend your Eligible Option(s) if we have not accepted your Eligible Option(s) for amendment within forty (40) business days after the commencement of the Offer. The date of the fortieth (40th) business day after commencement of the Offer is October 9, 2007.

Complete the Election Form. To change your election, you must submit a new Election Form to the Option Tender Offer Team via email at TO@powerint.com, via hand delivery, mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Eric Wurzburger, or via facsimile at (408) 414-8907.

Your Election Form must be received by 11:59 p.m., Pacific Time, on September 12, 2007 (or a later termination date if we extend the Offer). Any attempt to change your elections will be disregarded if all of the necessary forms are not received by the Expiration Time.

Please keep a copy of your new Election Form. When you submit your new Election Form by email, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt so that you have a record of delivery. You will need to submit copies of these documents and any other evidence of delivery as evidence of your timely and proper submission in the event that you do not receive a new Notice of Receipt of Election Form (in substantially the form of Attachment C hereto) or a Final Election Confirmation Statement.

Receive Confirmation of Election. Within three (3) business days after your Election Form (or any change thereto) is received, we will email you or hand deliver a Notice of Receipt of Election Form that confirms your election (in substantially the form of Attachment C hereto). Within three (3) business days after the Expiration Time, we will email you or hand deliver a Final Election Confirmation Statement that confirms the last election that you made for each of your Eligible Option(s) as of the Expiration Time (in substantially the form of Attachment D or Attachment E hereto, as applicable). Please print and keep a copy of the Notice of Receipt of Election Form(s) and Final Election Confirmation Statement that you receive, if received via email. In the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement confirming your elections in the time frames so described, you must send your printed copies of your last Election Form, your email delivery receipts and any other evidence of delivery and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive, to the Option Tender Offer Team via email at TO@powerint.com, via mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907 to evidence proper and timely submission of your elections (and any change thereto). If you have any questions about submitting your Election Form (or a change thereto), or if you do not receive your Notice of Receipt of Election Form(s) or your Final Election Confirmation Statement, please contact the Option Tender Offer Team via email at TO@powerint.com, via mail or courier at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907.

6. ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT.

Acceptance of Election Forms. While we may later extend, terminate or amend the Offer, we currently expect to accept for amendment all Election Forms properly submitted (and not validly withdrawn) in respect of the Eligible Portion of Eligible Options promptly following the Expiration Time (which we currently expect to be 11:59 p.m., Pacific Time, on September 12, 2007 (or a later expiration date if Power Integrations extends the Offer)). If we receive and accept elections from all Eligible Optionees as to all of the Eligible Options, subject to the terms and conditions of this Offer, we will amend options to purchase a total of approximately 511,258 shares of our common stock issuable under the Plans, or approximately 1.8% of the total shares of our common stock outstanding on as of August 7, 2007 on a fully-diluted basis.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to the number of shares subject to the Eligible Options and the Eligible Portion(s) of the Eligible Option(s), as well as the validity, form, eligibility (including time of receipt) and acceptance of Election Forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms to the extent that we determine they were not properly completed or submitted or to the extent that we determine it is unlawful to accept an Eligible Option that you elected to amend.

We may waive any or all of the conditions of the Offer for all Eligible Optionees. If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees.

We may waive any defect or irregularity in any Election Form with respect to any particular Eligible Option or any particular Eligible Optionee. No Eligible Option(s) will be accepted for amendment until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us. However, neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to amend any Eligible Option, and no one will be liable for failing to give notice of any such defects or irregularities.

Our Acceptance Constitutes an Agreement. Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. If you receive a Final Election Confirmation Statement, you may assume that your properly executed and delivered Election Form has been accepted. Our acceptance of your properly submitted Election Form will form a binding agreement between you and us on the terms and subject to the conditions of this Offer. If we accept your election to amend your Eligible Option(s), the Eligible Option(s) will be considered automatically amended as to the Eligible Portion(s), effective as of the Amendment Date, without any further action by any party.

7. CONDITIONS OF THE OFFER.

Notwithstanding any other provision of the Offer, we will not be required to accept the Eligible Option(s) that you elect to amend, and we may terminate or amend the Offer, or postpone our acceptance of the Eligible Option(s) that you elect to amend, in each case if at any time on or after August 14, 2007 and on or before September 12, 2007, or a later date if the Offer is extended, we determine that any of the following events has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to amend:

•	if we are required by the SEC or other regulatory agency to extend the Expiration Time beyond 11:59 p.m. on September 12, 2007;

•

if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

(a)	challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Options or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

(b)	delay or restrict our ability, or render us unable, to accept the Eligible Options for amendment for some or all of the Eligible Options elected for amendment; or

(c)	materially and adversely affect our business, condition (financial or other), income, operations or prospects;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if there is:

(a)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(b)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

(c)	any outbreak or material escalation of foreign or domestic hostilities or other calamity, crisis or terrorist action;

•	if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

(a)	any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before August 14, 2007; or

(b)	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or making a public announcement that it intends to acquire us or any of our assets or securities; or

•

the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us;

(a)	litigation or other proceedings instituted against us or our subsidiaries, or any of our officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental or legislative body, domestic or foreign, in which an unfavorable ruling, decision, action, order, decree or finding resulting from such litigation or proceeding would materially and adversely affect Power Integrations;

(b)	a material loss or interference with our business or properties from fire, explosion, earthquake, flood or other casualty, whether or not covered by insurance, or from any labor dispute;

(c)	a substantial decline or increase in our stock price or significant volatility in the market price of our stock resulting from any number of factors, including fluctuations in our operating results, announcements of technological innovations or new products, the announcement, commencement, developments in proprietary rights, or general market conditions;

(d)	the suspension of trading in our equity securities by the SEC or by the Pink Sheets; or

(e)	a material change in the prospects of our business resulting from any number of factors including, fluctuations in our operating results, announcements of technological innovations or new products, developments in proprietary rights, general market conditions, a material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis.

•

if we determine that an alternative solution is available to Power Integrations and the Eligible Optionees to resolve the adverse personal tax consequences for Eligible Optionees relating to the Eligible Options and the Board approves such alternative solution.

The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Expiration Time and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Expiration Time, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 11:59 p.m., Pacific Time, on September 12, 2007 (or a later expiration date if the Offer is extended).

Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Optionees.

We currently expect that we will accept promptly after the Expiration Time all Eligible Options that are properly submitted to be amended and have not been validly withdrawn prior to the Expiration Time.

The Offer is not conditioned upon any financing arrangement or financing plans.

8. PRICE RANGE OF COMMON STOCK.

There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our common stock, which are quoted on the NASDAQ Global Market under the symbol “POWI.”

The following table sets forth the high and low sales price per share of our common stock for the periods indicated.

	High	Low
Fiscal Year ended December 31, 2007
Third Quarter (through August 13, 2007)	$29.05	$25.45
Second Quarter	$30.40	$22.40
First Quarter	$26.60	$20.40

Fiscal Year ended December 31, 2006
Fourth Quarter	$28.25	$18.28
Third Quarter	$20.57	$13.71
Second Quarter	$25.78	$15.00
First Quarter	$28.27	$23.35

Fiscal Year ended December 31, 2005
Fourth Quarter	$24.82	$18.79
Third Quarter	$24.10	$20.90
Second Quarter	$24.76	$19.31
First Quarter	$22.31	$16.47

As of August 7, 2007, there were approximately 74 holders of record of our common stock who together held approximately 28,688,089 shares of our common stock. The remainder of our shares outstanding are held by brokers and other institutions on behalf of stockholders.

We have never paid or declared any cash dividends. We currently expect to retain working capital for use in the operation and expansion of our business and therefore do not anticipate paying any cash dividends for the foreseeable future.

As of August 13, 2007, the closing price of our common stock, as reported on the NASDAQ Global Select Market, was $27.90 per share.

9. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS.

The directors and executive officers of Power Integrations and their positions and offices as of August 7, 2007 are set forth in the following table:

Name	Age	Position(s) Held With Power Integrations
Douglas Bailey	41	Vice President, Marketing

Derek Bell	64	Vice President, Engineering

Bruce Renouard	46	Vice President, Worldwide Sales

John Tomlin	59	Vice President, Operations

Rafael Torres	39	Vice President, Finance and Administration, Chief Financial Officer and Secretary

Clifford J. Walker	56	Vice President, Corporate Development

Balu Balakrishnan	53	Director, President and Chief Executive Officer

Alan D. Bickell	70	Director

Nicholas E. Brathwaite	48	Director

Name	Age	Position(s) Held With Power Integrations
R. Scott Brown	66	Director

Dr. James Fiebiger	65	Director

Balakrishnan S. Iyer	51	Director

E. Floyd Kvamme	69	Director

Steven J. Sharp	65	Director and Chairman of the Board

The address of each director and executive officer is c/o Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, CA 95138, and the telephone number is (408) 414-9200. We note that none of our current or former executive officers or members of our Board hold Eligible Options and therefore none is eligible to participate in the Offer.

As of August 7, 2007, our executive officers and directors as a group (14 persons) held outstanding options to purchase a total of 3,694,784 shares of our common stock under the Plans. This represented approximately 43.7% of the shares subject to all outstanding options under the Plans as of that date. The following table sets forth the beneficial ownership of each of our directors and executive officers and all of our executive officers and directors as a group (14 persons) of the aggregate number of shares subject to all outstanding options held by such persons under the Plans as of August 7, 2007. The percentages below are based upon the total number of outstanding options under the Plans.

Name of Optionee	Number of Outstanding Options Beneficially Owned (Total Options)(#)	Percentage of Options Outstanding(%)
Directors:

Balu Balakrishnan	1,511,500	17.9

Alan D. Bickell	125,000	1.5

R. Scott Brown	125,000	1.5

Nicholas E. Brathwaite	85,834	1.0

Dr. James Fiebiger	40,000.5

Balakrishnan S. Iyer	60,000.7

E. Floyd Kvamme	135,000	1.6

Steven J. Sharp	105,000	1.2

Executive Officers (Non-Directors):

Douglas Bailey	160,000	1.9

Derek Bell	307,000	3.6

Bruce Renouard	275,000	3.3

John Tomlin	305,450	3.6

Rafael Torres	150,000	1.8

Clifford J. Walker	310,000	3.7

All directors and executive officers as a group (14 persons)	3,694,784	43.8

As of August 10, 2007, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to options to purchase our common stock or Eligible Options, including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or call, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except for the following:

•	outstanding options to purchase an aggregate of 8,450,662 shares of our common stock pursuant to our Plans;

•

the outstanding stock options granted to our Named Executive Officers and described in our Annual Report on Form 10-K for the fiscal year ending December 31, 2006, filed with the SEC on August 8, 2007 and in our other filings with the SEC pursuant to the rules and regulations promulgated under the Securities Exchange Act, which are incorporated herein by reference; and

•

the outstanding stock options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in our Annual Report on Form 10-K for the fiscal year ending December 31, 2006, which is incorporated herein by reference.

To the best of our knowledge, neither we, our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in any transactions that involved options to purchase our common stock during the 60 days prior to the date of this Offering Memorandum other than option grants made in the ordinary course of business to Power Integrations employees.

10. ACCOUNTING CONSEQUENCES OF THE OFFER.

Assuming all of the Eligible Options subject to this Offer are tendered, we anticipate that we will incur a cash expense of approximately $900,000. This amount includes, but is not limited to, filing, legal and accounting fees and printing costs and the Cash Payments. According to Financial Accounting Standards No. 123(R) (“FAS No. 123(R)”), Share-Based Payment, a company modifying an award under FAS No. 123(R) would incur non-cash compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award’s fair value immediately before the modification. If the Eligible Options are tendered, the modified awards are expected to result in a lower fair value than the original awards, and thus, the modification is not expected to result in an accounting consequence.

11. LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of the Eligible Option(s) that you elect to amend. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to amend Eligible Options is subject to conditions, including the conditions described in Section 7 of this Offering Memorandum.

12. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. federal income tax consequences of the amendment of Eligible Options under the Offer. Before accepting the Offer, we strongly recommend that you consult with your personal financial, tax and legal advisors to determine the federal, state, local and foreign tax consequences of electing or declining to participate in the Offer. Actual tax liability or any penalties as a result of a failure to timely remit the proper amount of taxes will be your responsibility to pay. This discussion is based on the Code, its legislative history, Treasury Regulations (including those in proposed form) and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Optionees. In particular, this summary does not address the tax consequences of having exercised any portion of an option prior to the date of the Offer.

The Eligible Options Will Be Deemed to be Nonqualified Stock Options.

As a result of our determination that Eligible Options were issued at a discount for accounting purposes, and regardless of whether an Eligible Option was intended at the grant date to qualify as an incentive stock option, all Eligible Options will be treated as nonqualified stock options from and after the date on which the Offer commences, including any awards that were intended to qualify as incentive stock options. Treatment as a nonqualified stock option will apply whether or not you amend your Eligible Options pursuant to the Offer. Although we will be treating all Eligible Options as nonqualified stock options after the date on which the Offer commences, it is possible that some or all of the Eligible Options that were originally designated as incentive stock options were and continue to be incentive stock options. The treatment of the Eligible Options as nonqualified stock options is included in the discussions below.

Tax Consequences Related to Eligible Options that Are Not Amended in the Offer.

Because Eligible Options were granted with an exercise price that was less, or may have been less, than the fair market value of the underlying shares on the date of grant for tax purposes, and if such Eligible Options were not fully vested prior to January 1, 2005 and were not exercised on or prior to December 31, 2005, such Eligible Options may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A (and state tax laws of similar effect). Although it is not entirely clear how options that are deemed to be nonqualified deferred compensation would be treated under Section 409A (and state tax laws of similar effect), we believe that the following adverse U.S. federal tax consequences may apply to you with respect to the portion of the Eligible Options that are not timely amended pursuant to the Offer (the “Uncured 409A Portion”):

•

For the Uncured 409A Portion which remain unexercised as of the end of a year after 2006, you will generally recognize taxable income in the tax year(s) after 2004 when the Uncured 409A Portion vested (in the case of vesting in 2005, 2006 or the portion of 2007 prior to the date of the commencement of the Offer) or vests (in the case of vesting after the commencement of the Offer). The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear when this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation could occur in such manner even though the Uncured 409A Portion remains unexercised.

•

You will generally recognize taxable income in the tax year(s) after 2006 when the Uncured 409A Portion is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares on the date of exercise, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above). It is possible, however, that the income recognized will be the excess of the highest value for the purchased shares in the calendar year of exercise prior to or on the exercise date, less the sum of the exercise price and any income previously recognized.

•

The subsequent sale of the shares acquired upon the exercise of the Uncured 409A Portion will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized as described above with respect to the Uncured 409A Portion exercised. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are sold more than one (1) year after the date the Amended Option is exercised for those shares. The deductibility of capital losses is subject to various limitations set forth in the Code.

•	You will incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.

•	You may also be liable for additional tax in the nature of interest on the income tax payable if the income should have been recognized in an earlier year than first reported.

•

Please note that it is likely that no tax benefit under Section 409A is recognized as a result of the value of the stock as of the end of the year or on the date of exercise, as the case may be, being less than the value previously used in computing the income and taxes under Section 409A.

•	You may be required to make estimated tax payments as a result of the additional income and taxes that may result.

•

If you have already filed an income tax return for a year in which it is subsequently determined that additional income is required to be reported and additional tax paid, you may be required to file an amended tax return for such year.

•	You may be liable for penalties and interest with respect to delayed reporting of the income or with respect to delayed payment of the required taxes.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible Option(s). Please note that Power Integrations will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under Section 409A (and applicable state tax laws) in connection with any Uncured 409A Portion of any Eligible Options, as provided by applicable law. You will be solely responsible for any income and taxes, penalties, and interest payable under Section 409A and state and foreign tax laws.

Tax Consequences Related to Eligible Options that Are Amended in the Offer.

•

Acceptance of Offer. If you accept the Offer to amend the Eligible Portion(s) of your Eligible Option(s), there should be no taxable event for U.S. federal income tax purposes at the time of your acceptance.

•

Amendment of the Eligible Option. The amendment of your Eligible Option and the Promise to Make Payment (as set forth in the Final Election Confirmation Statement) should not be a taxable event for U.S. federal income tax purposes.

•

Payment of the Cash Payment. The Cash Payment will be deemed compensation income to you. We will withhold from the Cash Payment amounts required to be withheld for employment and income taxes on the Cash Payment.

•

Exercise of Amended Option. Amended Options will be treated as nonqualified stock options for U.S. federal income tax purposes. Accordingly, upon each exercise of your Amended Option, you will recognize ordinary income taxable at regular rates equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and we will collect the applicable withholding taxes with respect to such income.

•

Sale of Acquired Shares. The subsequent sale of the shares acquired upon the exercise of an Amended Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the Amended Option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are sold more than one (1) year after the date the Amended Option is exercised for those shares. The deductibility of capital losses is subject to various limitations set forth in the Code.

At this time there is relatively little guidance as to how Section 409A applies to Eligible Options that are amended pursuant to the Offer. However, we believe that we have complied in good faith with available guidance with respect to offering to amend Eligible Options pursuant to the Offer to avoid the adverse personal tax consequences of Section 409A and applicable state tax laws of similar effect. Nevertheless, guidance issued after the date of this Offer or a determination by the Internal Revenue Service or other taxing authority could provide that some or all of the Amended Options do not avoid such adverse personal tax consequences.

Other Tax Consequences.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one country may apply to you as a result of your receipt, vesting or exercise of an Eligible Option and/or your participation in the Offer. You should be certain to consult your personal tax advisor to discuss these consequences. In addition to this Offer, you should review the prospectus (including any supplements to the prospectus) for the Plans under which your Eligible Option(s) were granted and its discussion of U.S. federal income tax consequences. You can request a copy of each Plan prospectus from Laura Bright at laura.bright@powerint.com. We will provide a copy, free of charge, upon request.

13. EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options amended by announcing the extension and giving oral or written notice of the extension to the Eligible Optionees.

We also expressly reserve the right, in our discretion, prior to the Expiration Time, to terminate or amend the Offer and to postpone our acceptance of any Eligible Options elected for amendment if any of the conditions specified in Section 7 of this Offering Memorandum occur. To postpone the acceptance of any Eligible Option, we must announce the postponement and give oral or written notice of the postponement to the Eligible Optionees.

As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the number of Eligible Options to be amended in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment no later than 9:00 a.m., Eastern Time, on September 13, 2007. Any announcement relating to the Offer will be sent promptly to Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

•	increase or decrease the number of Eligible Options to be amended in the Offer; or

•	extend or terminate the Offer.

If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until ten (10) business days after the date the notice is published.

14. FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to amend their Eligible Options in connection with this Offer.

15. SOURCE AND AMOUNT OF CONSIDERATION.

In addition to the Amended Options, we will issue Cash Payments with respect to the Eligible Portions of the Amended Options. Cash Payments will be made from Power Integrations’s general corporate assets, and Eligible Optionees will be general creditors of Power Integrations with respect to the Cash Payments until they are received.

If we receive and accept elections from all Eligible Optionees as to all of the Eligible Options, subject to the terms and conditions of this Offer, we will amend options to purchase a total of approximately 511,258 shares of our common stock, or approximately 1.8% of the total shares of our common stock outstanding as of August 7, 2007 on a fully diluted basis, and the maximum aggregate Cash Payments payable pursuant to this Offer will be approximately $805,515.

16. INFORMATION ABOUT POWER INTEGRATIONS.

General.

Our principal executive offices are located at Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, CA 95138, and our telephone number is (408) 414-9200. Our website address is www.powerint.com. The information on our website is not a part of this Offer.

We design, develop, manufacture and market proprietary, high-voltage, analog integrated circuits, commonly referred to as ICs. Our ICs are used in electronic power supplies, also known as switched-mode power supplies or switchers. Power supplies convert electricity from a high-voltage source, such as a wall socket, to the type of power needed by a given electronic device, such as a cell phone or a computer. This conversion entails, among other functions, reducing the voltage and, when necessary, converting alternating current to direct current, referred to as AC-DC conversion. Switched-mode power supplies perform these functions using an array of electronic components, often including ICs such as ours. The vast majority of our ICs are used in AC-DC switchers, although we also target certain high-voltage DC-DC applications such as power over Ethernet, or PoE. Our focus is on applications that are sensitive to size, portability, energy efficiency and time-to-market, which are the primary benefits that our ICs provide. We generally target power-supply applications in the following markets:

•	the communications market;

•	the consumer market;

•	the computer market; and

•	the industrial electronics markets.

We believe our patented TOPSwitch ICs, introduced in 1994, were the first highly integrated power conversion ICs to achieve widespread market acceptance. Since the introduction of TOPSwitch, we have introduced a number of other families of ICs that further improve upon the functionality and cost-effectiveness of TOPSwitch, and enable us to address a wider range of AC-DC applications. In June 2002, we further expanded our addressable market with the introduction of DPA-Switch, a highly integrated high-voltage DC-DC power conversion IC designed for use in distributed power architectures and PoE systems. With our current portfolio of products we can address applications requiring up to 290 watts of power in AC-DC applications, and up to 100 watts of power in DC-DC applications. Since introducing TOPSwitch in 1994, we have shipped approximately 1.7 billion ICs.

Financial.

The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on August 8, 2007, as amended by Amendment No.1 to Annual Report on Form 10-K/A filed with the SEC on August 14, 2007. All amounts are in thousands, except per share data.

	Year Ended		Six Months Ended
	December 31, 2006	December 31, 2005	June 30, 2007	June 30, 2006
Statement of Operations Data:
Net Revenue	$162,403	$143,071	$88,557	$76,718
Gross Profit	88,609	70,092	49,069	42,451
Operating Income	3,834	19,002	12,819	19,002
Net Income	9,425	15,698	13,283	3,727
Net Income per share
- Basic	.32	.53	.46	.13
- Diluted	.31	.51	.43	.12

Balance Sheet Data:
Current assets	173,720	160,375	137,325	124,937
Total assets	260,859	236,921	278,209	260,859
Current liabilities	40,093	27,562	23,397	40,093

Other long-term liabilities	—	—	14,237	—
Total liabilities	40,093	27,562	37,631	40,093
Total stockholders’ equity	220,766	209,359	240,578	220,766
Book value per common share(1)	$7.70	$7.13	$8.39	$7.71

(1)	The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of each period presented.

Litigation.

On June 28, 2004, we filed a complaint for patent infringement in the U.S. District Court, Northern District of California, against System General Corporation (“System General”), a Taiwanese company, and its U.S. subsidiary. Our complaint alleges that certain integrated circuits produced by System General infringed and continue to infringe certain of our patents. We seek, among other things, an order enjoining System General from infringing our patents and an award for damages resulting from the alleged infringement. On June 10, 2005, in response to the initiation of the U.S. International Trade Commission (“ITC”) investigation (discussed below), the District Court stayed all proceedings. Subsequent to the completion of the ITC proceedings, the District Court temporarily lifted the stay. On December 6, 2006, System General filed a notice of appeal of the ITC decision as discussed below. In response, and by agreement of the parties, the District Court renewed the stay of proceedings pending the outcome of the Federal Circuit appeal of the ITC determination.

On May 9, 2005, we filed a Complaint with the ITC under section 337 of the Tariff Act of 1930, as amended, 19 U.S.C. section 1337. We filed a supplement to the complaint on May 24, 2005. We alleged infringement of certain of our patents pertaining to pulse width modulation (“PWM”) integrated circuit devices. The Commission instituted an investigation on June 8, 2005 in response to our complaint. Systems General Corporation filed a response to the ITC complaint asserting that the patents-in-suit were invalid and not infringed. We subsequently and voluntarily narrowed the number of patents and claims in suit, which proceeded to a hearing. The hearing on the investigation was held before the Administrative Law Judge (“ALJ”) from January 18 to January 24, 2006. The ALJ’s initial determination was issued on May 15, 2006. The ALJ found all remaining asserted claims valid and infringed, and recommended the exclusion of the infringing products as well as certain downstream products that contain the infringing products. On June 30, 2006 the Commission decided not to review the initial determination on liability, but did invite briefs on remedy, bonding and the public interest. On August 11, 2006 the Commission issued an order excluding from entry into the United States the infringing Systems General PWM chips, and any LCD computer monitors, AC printer adapters and sample/demonstration circuit boards containing an infringing Systems General chip. The U.S. Customs Service is authorized to enforce the exclusion order which is now in full effect. On December 6, 2006 System General filed a notice of appeal of the ITC decision. Briefing has been completed, and the appeal will be heard by the U.S. Court of Appeals for the Federal Circuit in the coming months.

On October 20, 2004, we filed a complaint against Fairchild Semiconductor International, Inc. and Fairchild Semiconductor Corporation (referred to collectively as “Fairchild”) in the United States District Court for the District of Delaware. In our complaint, we alleged that Fairchild has and is infringing four Power Integrations’ patents pertaining to PWM integrated circuit devices. Fairchild denied infringement and asked for a declaration from the court that it does not infringe any Power Integration patent and that the patents are invalid. The Court issued a claim construction order on March 31, 2006 which was favorable to us. The Court set a first trial on the issues of infringement, willfulness and damages for October 2, 2006. At the close of the first trial, on October 10, 2006, the jury returned a verdict in favor of us finding all asserted claims of all four patents-in-suit to be willfully infringed by Fairchild and awarding $33,981,781 in damages. Although the jury awarded damages, and we will request the damages to be enhanced in view of the jury’s finding on willfulness, at this stage of the proceedings we cannot state the amount, if any, which might ultimately be recovered by us from Fairchild, and no benefits have been recorded in our consolidated financial statements as a result of the damages award. Fairchild has raised defenses contending that the asserted patents are invalid or unenforceable, and the court set a second trial on these issues to begin on September 17, 2007.

On April 11, 2006, Fairchild Semiconductor Corporation and Intersil Corporation filed a patent infringement lawsuit against us in the U.S. District Court for the Eastern District of Texas. The complaint asserts that we infringed on an old Intersil patent that Fairchild recently secured exclusive rights to assert against us but Fairchild and Intersil did not identify any specific products they believe infringe the patent. We believe that Fairchild and Intersil’s lawsuits are flawed because both Fairchild and Intersil lack standing to sue us and it is also duplicative of a portion of our suit against Fairchild in Delaware, and we therefore filed a motion addressing both issues. The Texas Court granted us motion to transfer the case to Delaware on March 6, 2007, and the case has been transferred to Delaware and assigned to Judge Farnan, the presiding judge in the Fairchild case discussed above. The Delaware Court had a status conference on August 2, 2007, and it scheduled a trial for September 8, 2008, but there have been no further developments in the case. We continue to believe Fairchild’s case should be dismissed for lack of standing, and the Court has scheduled a hearing on that issue for October 5, 2007. Regardless we do not expect Fairchild’s suit to have any impact on our lawsuit against Fairchild.

On June 14, 2007, we filed a complaint for patent infringement in the U.S. District Court, Northern District of California, against BCD Semiconductor Manufacturing Limited, a Chinese company, and its U.S. subsidiary. Our complaint alleges that certain integrated circuits produced by BCD infringe certain of our patents. We seek, among other things, an order enjoining BCD from infringing our patents and an award for damages resulting from the alleged infringement. BCD has not yet answered the complaint.

On April 25, 2006, Kimberly Quaco, an alleged shareholder, filed a derivative complaint in the United States District Court for the Northern District of California, purportedly on behalf of Power Integrations, against certain of Power Integrations’ current and former executives and members of our board of directors relating to our historical stock option granting practices. On August 1, 2006, Kathryn L. Champlin, another alleged shareholder, filed a similar derivative complaint in the United States District Court for the Northern District of California purportedly on behalf of Power Integrations. On September 21, 2006, Christopher Deboskey, another alleged shareholder, filed a similar derivative suit in the United States District Court for the Northern District of California purportedly on behalf of Power Integrations. On November 30, 2006, Ms. Champlin voluntarily dismissed her suit. On December 18, 2006, the Court appointed Ms. Quaco’s counsel as lead counsel and ordered that another purported shareholder, Mr. Geoffrey Wren, be substituted in as lead plaintiff. On January 17, 2007, the plaintiffs filed their consolidated complaint. On August 3, 2007, plaintiffs filed an amended consolidated complaint. The amended consolidated complaint alleges, among other things, that the defendants breached their fiduciary duties by improperly backdating stock option grants in violation of Power Integrations’ shareholder approved stock option plans, improperly recording and accounting for the backdated options, improperly taking tax deductions based on the backdated options, and disseminating false financial statements that improperly recorded the backdated option grants. The amended consolidated complaint asserts claims for, among other things, breach of fiduciary duty, unjust enrichment, and violations of Section 10(b) of the Securities Exchange Act of 1934. Power Integrations’ response to the amended consolidated complaint is due on September 12, 2007.

On May 26, 2006, Stanley Banko, an alleged shareholder, filed a derivative complaint in the Superior Court of California, Santa Clara County, purportedly on behalf of Power Integrations, against certain of our current and former executives and members of Power Integrations’ board of directors relating to our historical stock option granting practices. On May 30, 2006, Joan Campbell, also an alleged shareholder, filed a derivative suit in the Superior Court of California, Santa Clara County, making the identical allegations asserted in the Banko lawsuit. On June 30, 2006, pursuant to a stipulation by the parties, the Court consolidated the two cases into a single proceeding and required plaintiffs to file an amended, consolidated complaint. Plaintiffs filed their consolidated complaint on August 14, 2006, in which plaintiffs named additional officers and former officers and KPMG LLP, Power Integrations’ former auditor, as new defendants. The consolidated complaint alleges, among other things, that the defendants caused or allowed Power Integrations’ executives to manipulate their stock option grant dates, that defendants improperly backdated stock option grants, and that costs associated with the stock option grants were not properly recorded in Power Integrations’ financial statements. The complaint asserts claims for, among other things, insider trading, breach of fiduciary duty, gross mismanagement and unjust enrichment. On September 15, 2006, the Court stayed this action until January 19, 2007. The parties have filed a stipulation to extend the stay until October 5, 2007.

On May 23, 2006, the U.S. Attorney’ s Office for the Northern District of California, or DOJ, issued a grand jury subpoena to us directing that we produce documents relating to the granting of stock options from 1995 through the present. On May 31, 2006, the staff of the Securities and Exchange Commission, or SEC, sent a letter to us directing us to take appropriate actions to preserve certain documents relating to our stock option practices. Since that time, the government made a number of requests for us to voluntarily produce documents relating to, among other things, our stock option practices. In addition, the government conducted voluntary interviews of certain current and former officers and employees. We have cooperated fully with the SEC and the DOJ and intend to continue to do so.

The Internal Revenue Service, or IRS, is conducting an audit of our 2002 and 2003 tax returns. The IRS has issued a number of Notices of Proposed Adjustment to these returns. Among other things, the IRS has challenged several aspects of our research and development cost-sharing arrangement, which was put into place on November 1, 2003. While we have agreed to some of the adjustments proposed by the IRS, we dispute other proposed adjustments.

There can be no assurance that the Company will prevail in its litigation with System General, Fairchild or BCD. This litigation, whether or not determined in the Company’s favor or settled, will be costly and will divert the efforts and attention of the Company’s management and technical personnel from normal business operations, potentially causing a material adverse effect on its business, financial condition and operating results. In addition, the Company is unable to predict the outcome of the other legal proceedings described above. Adverse determinations in litigation could result in monetary losses, the loss of the Company’s proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties or prevent the Company from licensing its technology, any of which could have a material adverse effect on the Company’s business, financial condition and operating results.

17. ADDITIONAL INFORMATION.

This Offering Memorandum is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offering Memorandum does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this Offer with respect to your Eligible Options:

1.	Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007, both filed on August 9, 2007, including all materials incorporated by reference therein.

2.	Current Reports on Form 8-K, dated August 1, 2007 and August 13, 2007, filed on August 1, 2007 and August 13, 2007, respectively.

3.	Annual Report on Form 10-K for the year ended December 31, 2006 filed on August 8, 2007, including all materials incorporated by reference therein.

4.	Amendment No. 1 to Annual Report on Form 10-K/A, filed August 14, 2007.

5.	Registration Statement on Form S-8, filed on January 28, 2005.

6.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 2006, including all materials incorporated by reference therein.

7.	The description of the common stock contained in our Registration Statement on Form S-1, filed on September 11, 1997, as amended, and any further amendment or report filed hereafter for the purpose of updating such description.

You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as Power Integrations that file electronically with the SEC. The address of the SEC web site is www.sec.gov.

We will also provide without charge to each person to whom we deliver a copy of this Offering Memorandum, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Attention: Tender Offer Team

Power Integrations, Inc.

5245 Hellyer Avenue

San Jose, CA 95138-1002

or by emailing the Option Tender Offer Team at TO@powerint.com or by fax at (408) 414-8907.

As you read the documents listed in this Section 17, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offering Memorandum, you should rely on the statements made in the most recent document.

The information contained in this Offering Memorandum about Power Integrations should be read together with the information contained in the documents to which we have referred you.

18. FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

This Offering Memorandum and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Securities Exchange Act do not apply to statements made in connection with this Offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in the Section entitled “Risk Factors Related To the Offer.” More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on August 8, 2007 and our Quarterly Reports on Form 10-Q for the periods ending March 31, 2007 and June 30, 2007, both filed with the SEC on August 9, 2007.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction and we will inform you of this decision. If we withdraw the Offer in a particular jurisdiction, the Offer will not be made to, nor will amendments be accepted from or on behalf of, the Eligible Optionees residing in that jurisdiction.

The Board recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from Power Integrations is limited to this document, the Exhibits to the Schedule TO and the Attachments hereto available at www.sec.gov or by contacting the Option Tender Offer Team via email at TO@powerint.com, via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408)414-8907.

Power Integrations, Inc.        August 14, 2007

ATTACHMENT A

TABLE OF GRANT DATES

Original Date of Grant	Original Option Exercise Price ($)	FMV on Accounting Measurement Date (Revised Exercise Price)($)(1)	Price Differential ($)
January 2, 2001	$10.25	$22.25	$12.00
January, 16, 2001	15.25	22.25	$7.00
March 19, 2001	15.94	17.25	$1.31
April 2, 2001	15.50	18.66	$3.16
April 9, 2001	14.50	18.66	$4.16
May 31, 2001	12.10	16.00	$3.90
June 25, 2001	12.90	15.60	$2.70
July 5, 2001	15.36	21.65	$6.29
July 16, 2001	16.70	21.65	$4.95
September 17, 2001	17.89	18.22	$0.33
October 1, 2001	16.58	23.01	$6.43
October 8, 2001	18.90	23.01	$4.11
February 21, 2002	14.82	19.05	$4.23
April 2, 2002	17.60	21.15	$3.55
June 28, 2002	17.90	18.12	$0.22
October 7, 2002	10.15	17.64	$7.49
October 21, 2002	14.30	17.64	$3.34
January 8, 2003	17.75	17.80	$0.05
January 21, 2003	17.80	21.61	$3.81
March 3, 2003	20.40	20.73	$0.33
March 10, 2003	19.39	20.73	$1.34
April 14, 2003	20.51	22.13	$1.62
April 24, 2003	22.11	22.13	$0.02
May 27, 2003	24.96	26.69	$1.73
August 4, 2003	29.00	32.24	$3.24
December 15, 2003	32.64	33.46	$0.82
December 24, 2003	33.15	33.46	$0.31
February 24, 2004	28.16	29.48	$1.32
July 28, 2004	19.03	20.44	$1.41
July 30, 2004	20.11	20.18	$0.07
October 25, 2004	20.55	21.40	$0.85
February 22, 2005	20.13	21.24	$1.11
April 4,. 2005	21.20	21.75	$0.55
April 11, 2005	21.03	21.75	$0.72
April 18, 2005	19.91	21.75	$1.84
May 4, 2005	22.47	23.82	$1.35
July 18, 2005	23.09	23.18	$0.09
August 29, 2005	21.81	22.13	$0.32
November 7, 2005	21.06	21.81	$0.75
December 19, 2005	22.78	23.81	$1.03
December 21, 2005	23.14	23.81	$0.67

(1)	The “Accounting Measurement Date” is the date used for accounting purposes, which is not necessarily the same as the “grant date” set forth on the optionee’s option agreement.

A-1

ATTACHMENT B

ELECTION FORM

OFFER TO AMEND ELIGIBLE PORTION OF ELIGIBLE OPTION

I hereby make the following election(s) with respect to my Eligible Option(s) in the Offer made by Power Integrations, Inc. (“Power Integrations”) pursuant to the Offer to Amend Eligible Options dated August 14, 2007, (the “Offering Memorandum”). Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Offering Memorandum.

Subject to the foregoing, with respect to each Eligible Option identified in the table below, I hereby:

             elect to amend the Eligible Portions of all of my Eligible Options as identified in the table below:

             elect to NOT amend the Eligible Portions of all of my Eligible Options as identified in the table below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price ($)	Shares Subject to Eligible Portion (#)	Revised Exercise Price for Eligible Portion ($)	Cash Payment (Aggregate Price Differential) ($)
		$		$	$
		$		$	$
		$		$	$
		$		$	$
		$		$	$

I hereby agree that, unless I revoke my election before 11:59 p.m., Pacific Time, on September 12, 2007 (or a later expiration time if Power Integrations extends the Offer), my election will be irrevocable, and if accepted by Power Integrations, this Election Form shall operate to amend the Eligible Option as outlined above, subject to the terms and conditions described in the Offering Memorandum.

I hereby acknowledge that I may change the terms of my election by submitting a new Election Form via email to the Option Tender Offer Team at TO@powerint.com, via hand delivery, mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Eric Wurzburger, or via facsimile to (408) 414-8907. Submissions made by any other means, including inter-office mail will not be accepted. Any change of election received after the Expiration Time will be void and of no effect.

I agree that my decision to amend or not amend the Eligible Portion(s) of all my Eligible Option(s) in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender my Eligible Option(s). I understand that if I elect to tender an Eligible Option, I must tender the entire Eligible Portion of the Eligible Option. If I hold more than one Eligible Option and elect to participate in the Offer, I further understand that I must tender all of my Eligible Options and the Eligible Portions of each of my Eligible Options will be amended.

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Power Integrations (except on an at-will basis, unless otherwise required by local law). I agree that, except as set forth in the Offering Memorandum, Power Integrations has made no representations or warranties to me regarding this Offer or the future pricing of Power Integrations stock, and that my participation in this Offer is at my own discretion.

B-1

If I exercise my Eligible Option(s) as to the Eligible Portion(s) prior to the conclusion of this Offer, I will no longer be eligible to tender my Eligible Option(s) as to the portion that has been exercised and any election I have made as to such exercised portion will be of no further force and effect. If my service with Power Integrations terminates prior to the Expiration Time, I understand that I will no longer be eligible to participate in the Offer and any election I have made to amend my Eligible Option(s) will be of no further force and effect.

I agree that to ensure timely payment of the Cash Payment, I will provide Power Integrations with any changes in my mailing address and email address prior to the payment of the Cash Payment.

I hereby acknowledge and agree that neither Power Integrations nor any of its respective employees or agents, has made any recommendation to me as to whether I should accept the Offer to amend the Eligible Portion(s) of my Eligible Option(s) and that I am not relying on any information provided or representation made by Power Integrations or any of its respective employees or agents in accepting or rejecting the Offer, other than any information contained in the Offering Memorandum. I acknowledge that I have been afforded the opportunity to consult with my own investment, legal and tax advisors before making this election and that I have knowingly done so or knowingly declined to do so.

I understand that I should print and keep a copy of this completed Election Form as well as a copy of the “delivery receipt” from Outlook or other evidence of delivery that I receive upon submitting the Election Form.

I understand that I will receive a Notice of Receipt of Election Form via email at my Power Integrations email address (as listed below) or via hand delivery within three business days after the date on which Power Integrations receives this Election Form. In addition, within three business days after the Expiration Time, I will receive, via email at my Power Integrations email address or via hand delivery, the Final Election Confirmation Statement that confirms the last election that I made for my Eligible Option(s) as of the Expiration Time. I agree that I will print and keep a copy of all Notice of Receipt of Election Form(s) and the Final Election Confirmation Statement that I receive. In the event that I do not receive these Notice of Receipt of Election Form(s) or the Final Election Confirmation Statement confirming my elections in the time frames described above, I understand that it is my responsibility to send my printed copies of this Election Form, the email delivery receipt or any other evidence of delivery and any Notice of Receipt of Election Form or Final Election Confirmation Statement that I did receive to the Option Tender Offer Team via email at TO@powerint.com, via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile to (408) 414-8907 to evidence proper and timely submission of my Election Form.

I AGREE THAT POWER INTEGRATIONS SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE PARTICIPATE IN THIS OFFER.

Optionee Signature	Employee ID Number

Optionee Name (Please Print)	Power Integrations Email Address	Date

PLEASE SEND VIA EMAIL THE COMPLETED ELECTION FORM TO TO@POWERINT.COM, VIA MAIL OR COURIER TO POWER INTEGRATIONS, INC., 5245 HELLYER AVENUE, SAN JOSE, CALIFORNIA 95138-1002, ATTN: ERIC WURZBURGER, OR VIA FACSIMILE TO (408) 414-8907 SO THAT IT IS RECEIVED NO LATER THAN 11:59 P.M., PACIFIC TIME, ON SEPTEMBER 12, 2007 (OR A LATER EXPIRATION DATE IF POWER INTEGRATIONS EXTENDS THE OFFER).

B-2

ATTACHMENT C

FORM OF NOTICE OF RECEIPT OF ELECTION FORM (PRE-EXPIRATION TIME)

Dear [Name]:

Under the terms of the Power Integrations Offer, we have received your Election Form and we note that you have:

             elected to amend the Eligible Portions of all of your Eligible Options as identified in the table below:

             elect to NOT amend the Eligible Portions of all of your Eligible Options as identified in the table below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price($)	Shares Subject to Eligible Portion (#)	Revised Exercise Price for Eligible Portion ($)	Cash Payment (Aggregate Price Differential) ($)
		$		$	$
		$		$	$
		$		$	$
		$		$	$
		$		$	$

We strongly encourage you to print a copy of this page and keep it for your records.

You may change your election at any time before 11:59 p.m., Pacific Time, on September 12, 2007 (or a later expiration date if Power Integrations extends the Offer) by submitting a new Election Form to the Option Tender Offer Team via email at TO@powerint.com, via hand delivery, mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Eric Wurzburger, or via facsimile at (408) 414-8907. All capitalized terms not otherwise defined herein shall be as defined in that certain Offer to Amend Eligible Options filed with the Securities and Exchange Commission on August 14, 2007 and separately provided to you via email.

Note: Your most recent Election Form received by the Option Tender Offer Team before the Expiration Time will be the form considered for acceptance by Power Integrations.

A Final Election Confirmation Statement will be forwarded to you within three business days following the Expiration Time. The Final Election Confirmation Statement should contain the same information as the most recent Notice of Receipt of Election Form that you previously received by email or hard copy from the Option Tender Offer Team.

In the event that you do not receive the Final Election Confirmation Statement confirming your election in the time frame so described, please send your printed copies of your Election Form(s), email delivery receipt(s) or other evidence of delivery and any Notice of Receipt of Election Form(s) that you did receive to the Option Tender Offer Team via email at TO@powerint.com, via mail or courier to Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, Attn: Option Tender Offer Team, or via facsimile at (408) 414-8907 to evidence proper and timely submission of your election(s).

Please note that our receipt of your Election Form and your receipt of this Notice of Receipt of Election Form are not by themselves an acceptance of your election. Your Eligible Option is not deemed amended pursuant to the terms and conditions of the Offer until you receive a Final Election Confirmation Statement from us after the Expiration Time (or such later time if the Offer is extended).

C-1

ATTACHMENT D

FORM OF FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME

FOR OFFER PARTICIPANTS)

To:	[Name]
From:	Power Integrations, Inc.
Subject:	Statement Regarding Final Election Confirmation Statement (Post-Expiration Time for Offer Participants)

This notice is to inform you that we have completed our Offer pursuant to the Offer to Amend Eligible Options (the “Offering Memorandum”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offering Memorandum.

Pursuant to the Offer, we have accepted your election with respect to ALL of the Eligible Portions of EACH of your Eligible Options and have amended the applicable exercise prices of the Eligible Portions to be the Revised Exercise Prices as set forth below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price($)	Shares Subject to Eligible Portion (#)	Revised Exercise Price for Eligible Portion ($)	Cash Payment (Aggregate Price Differential) ($)
		$		$	$
		$		$	$
		$		$	$
		$		$	$
		$		$	$
		$		$	$

Promise to Make Cash Payment: In addition, as a result of the amendment of your Eligible Options, you are entitled to receive the Cash Payments described above, payable at such time, and subject to the terms and conditions, as set forth in the Offering Memorandum.

We strongly encourage you to print a copy of this page and keep it for your records.

This Final Election Confirmation Statement and the Offering Memorandum reflect the entire agreement between you and Power Integrations with respect to the Offer.

D-1

ATTACHMENT E

FORM OF FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME

FOR OFFER NON-PARTICIPANTS)

To:	[Name]
From:	Power Integrations, Inc.
Subject:	Final Election Confirmation Statement (Post-Expiration Time for Offer Non-Participants)

This notice is to information you that we have completed our Offer pursuant to the Offer to Amend Eligible Options (the “Offering Memorandum”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offering Memorandum.

You have elected NOT to amend any of your Eligible Options (each of which is described below). As a result, the Eligible Portions of your Eligible Options will not be amended to reflect the applicable Revised Exercise Price and you are not eligible for any Cash Payment.

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price ($)	Shares Subject to Eligible Portion
$
$
$
$
$
$

We strongly encourage you to print a copy of this page and keep it for your records.

This Final Election Confirmation Statement and the Offering Memorandum reflect the entire agreement between you and Power Integrations with respect to the Offer.

E-1